UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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DEVRY INC.

(Name of Registrant as Specified In Its Charter)

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Preliminary Proxy Statement
Filed Pursuant to SEC Rule 14a-6(a)

October     , 2013

Dear Shareholder:

On behalf of the Board of Directors of DeVry Inc., it is our pleasure to invite you to attend our Annual Meeting of Shareholders at 9:00 a.m., Central Standard Time, Wednesday, November 6, 2013, at DeVry University’s location at 225 West Washington St., Chicago, Illinois.

We will begin with a discussion of the items listed in the enclosed Proxy Statement, followed by a report on the progress of DeVry during the last fiscal year. DeVry’s performance also is discussed in the enclosed 2013 Annual Report to Shareholders, which we think you will find to be interesting reading.

We look forward to seeing you at the meeting.

Thank you.

Sincerely,

Dr. Harold T. Shapiro Board Chair	Daniel Hamburger President & CEO

DEVRY INC.

3005 Highland Parkway

Downers Grove, IL 60515-5799

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On

November 6, 2013

You are cordially invited to attend the Annual Meeting of Shareholders of DeVry Inc. (“DeVry”) at DeVry University’s location at 225 West Washington St., Chicago, Illinois, on Wednesday, November 6, 2013, at 9:00 a.m. Central Standard Time, for the following purposes:

(1) To elect Connie R. Curran, Daniel Hamburger and Ronald L. Taylor as Class I Directors to serve until the 2015 Annual Meeting of Shareholders (Proposal No. 1);

(2) To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for DeVry for the current fiscal year (Proposal No. 2);

(3) To approve an amendment to our Restated Certificate of Incorporation to change our name to “DeVry Education Group Inc.” (Proposal No. 3);

(4) To approve the DeVry Inc. Incentive Plan of 2013 (Proposal No. 4);

(5) To conduct an advisory vote on executive compensation (Proposal No. 5); and

(6) To consider such other business as may properly come before the Annual Meeting or any adjournment thereof.

You will find enclosed with this Notice a Proxy Card and a Proxy Statement for the Annual Meeting and a copy of the DeVry Inc. Annual Report for 2013.

The Board of Directors has fixed a record date of September 24, 2013. Only shareholders of record on that date are entitled to notice of, and to vote at, the 2013 Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure representation at the Annual Meeting, you are encouraged to vote by proxy by following the instructions on the enclosed Proxy Card. Postage is not required for mailing in the United States. Upon written request, DeVry will reimburse shareholders for the cost of mailing proxy cards from outside the United States. You may also vote your shares by telephone or through the Internet by following the instructions set forth on the enclosed Proxy Card. You may attend the Annual Meeting and vote in person even if you have returned a proxy in writing, by telephone or through the Internet.

By Order of the Board of Directors,

GREGORY S. DAVIS

Secretary

October    , 2013

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 6, 2013 — Our Proxy Statement and the DeVry Inc. Annual Report for 2013 are available at www.proxyvote.com.

DEVRY INC.

3005 Highland Parkway

Downers Grove, IL 60515-5799

ANNUAL MEETING OF SHAREHOLDERS, TO BE HELD ON NOVEMBER 6, 2013

PROXY STATEMENT

PROXIES AND VOTING INFORMATION

The Board of Directors of DeVry Inc. (“DeVry”) is sending you this Proxy Statement and the accompanying Proxy Card to solicit your proxy to vote your shares at DeVry’s Annual Meeting of Shareholders to be held on November 6, 2013, and any adjournment thereof (the “Annual Meeting”). The solicitation of proxies gives every shareholder an opportunity to vote because your shares can be voted only if you are present or represented by proxy at the Annual Meeting. This Proxy Statement and accompanying Proxy Card are first being sent to shareholders on or about October , 2013.

When you have returned your proxy, the proxy committee appointed by DeVry’s Board of Directors (and each of them, with full powers of substitution) will vote your shares as you direct. Please follow the instructions on the enclosed Proxy Card, which explain how to submit your proxy by mail, by telephone or through the Internet. If you submit a proxy by telephone or through the Internet, you should not also mail in a Proxy Card. If you return your proxy to us by any of these means without choices for each proposal, the proxy committee will vote your shares on the unmarked proposals as recommended by DeVry’s Board of Directors. Abstentions, directions to withhold authority and broker non-votes (where a named entity holds shares for a beneficial owner who has not provided voting instructions) will be considered present at the Annual Meeting for purposes of a quorum but will not be counted in determining the total number of votes cast. A proxy may be revoked at any time before the proxy is voted at the Annual Meeting by: (1) notifying DeVry in writing that the proxy has been revoked, (2) submitting a later-dated proxy by mail, over the telephone or through the Internet, or (3) voting in person at the Annual Meeting. The election of Connie R. Curran, Daniel Hamburger and Ronald L. Taylor as Class I Directors (Proposal No. 1), the ratification of the selection of the independent registered public accounting firm (Proposal No. 2), the approval of the proposed amendment to DeVry’s Restated Certificate of Incorporation to change DeVry’s name to “DeVry Education Group Inc.” (Proposal No. 3), the approval of the DeVry Inc. Incentive Plan of 2013 (Proposal No. 4) and the approval of executive compensation in the advisory vote (Proposal No. 5) will each require the affirmative vote of a majority of the shares of Common Stock of DeVry outstanding on the record date, as required by DeVry’s Restated Certificate of Incorporation. The effect of an abstention, direction to withhold authority or broker non-vote with respect to these proposals is the same as a “no” vote.

If you are a DeVry colleague who is a participant in the DeVry Inc. Employee Stock Purchase Plan or the DeVry Inc. Success Sharing Retirement Plan’s DeVry Stock Fund, your proxy will serve as direction to the custodian of the DeVry Inc. Employee Stock Purchase Plan or the trustee of the DeVry Inc. Success Sharing Retirement Plan to vote your shares for your account as you have directed. If you submit a proxy without indicating your voting preference, your shares will be voted in the same proportion as shares for which instructions have been received.

DeVry will bear the expense of soliciting proxies and will reimburse all shareholders for the expense of sending proxies and proxy material to beneficial owners, including expenditures for foreign mailings. The solicitation initially will be made by mail but also may be made by DeVry colleagues by telephone, electronic means or personal contact.

As of September 24, 2013, DeVry had                 shares of Common Stock ($0.01 par value) outstanding. Shareholders are entitled to one vote per share owned on the record date.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The current size of the Board of Directors is 12 Directors. The Restated Certificate of Incorporation provides for a Board of Directors that is divided into three classes, with Class III Directors who were elected at the 2012 Annual Meeting serving a three-year term, the Class I Directors to be elected at the 2013 Annual Meeting to serve a two-year term, and the Class II Directors to be elected at the 2014 Annual Meeting to serve a one-year term. At and after the 2015 Annual Meeting, all Directors will be elected to a one-year term, and the Board will no longer be classified. The current members of Class I, whose terms of office expire in November 2013, are Connie R. Curran, Daniel Hamburger, Harold T. Shapiro and Ronald L. Taylor. Except for Harold T. Shapiro, who has chosen not to stand for re-election, the Board has nominated each of them and recommends their re-election as Class I Directors, each for a term to expire in 2015. The Board of Directors has acted to decrease the size of the Board of Directors to 11 members, with such change to take effect immediately prior to the 2013 Annual Meeting. All of the nominees have consented to serve as Directors if elected at the Annual Meeting of Shareholders.

It is intended that all shares represented by a proxy in the accompanying form will be voted for the election of each of Connie R. Curran, Daniel Hamburger and Ronald L. Taylor as Class I Directors unless otherwise specified in such proxy. A proxy cannot be voted for more than three persons. In the event that a nominee becomes unable to serve as a Director, the proxy committee will vote for the substitute nominee that the Board designates. The Board has no reason to believe that the nominees will become unavailable for election.

Each nominee for election as a Director, and each Director continuing in office, is listed below, along with a brief statement of his or her current principal occupation, business experience and other information, including directorships in other public companies held as of the date of this Proxy Statement or within the previous five years. Under the Caption “Relevant Experience,” we describe briefly the particular experience, qualifications, attributes or skills that led to the conclusion that these nominees and the continuing Directors should serve on the Board. As explained below under the caption “Board of Directors and Board Committee Information — Director Nominating Process and Factors Considered,” the Nominating and Governance Committee looks at the Board as a whole, attempting to ensure that it possesses the characteristics that the Board believes important to effective governance.

Approval by Shareholders

The election of the three nominees for Director listed below requires the affirmative vote of a majority of the shares of Common Stock of DeVry outstanding on the record date. Unless otherwise indicated on the proxy, the shares will be voted FOR each of the nominees listed below.

The Board of Directors recommends a vote FOR the nominees listed below.

NOMINEES

CLASS I — TERM EXPIRES 2015

Connie R. Curran, age 66

Dr. Curran has been a Director of DeVry since November 2003. The Board has appointed Dr. Curran to replace Harold T. Shapiro as the Board Chair effective at the 2013 Annual Meeting. She is the President of Curran Associates, a healthcare consulting company. She is also the co-founder and CEO of Best on Board, a trustee education program that seeks to increase the confidence and competence of healthcare trustees through education, testing and certification. From September 2003 until June 2006, Dr. Curran served as the Executive Director of C-Change (formerly the National Dialogue on Cancer), an organization that brings together the public, private, and nonprofit sectors to focus on the eradication of cancer. She spent the preceding 15+ years in several healthcare leadership positions — President, Cardinal Health Consulting Services, 2000-2003; President and CEO, CurranCare, from 1995 until its acquisition by Cardinal Health in 2000; Vice Chairman/National Director for Patient Care Services, APM Incorporated, 1990-1995; and Vice President for HealthCare Management and Patient Care Services, American Hospital Association, 1985-1989. Prior to 1989, Dr. Curran was the Dean of the College of Nursing at the Medical College of Wisconsin and held professorships at the University of San Francisco and Columbia University. She is a prolific author with over 200 publications and several research programs to her credit. She serves on the boards of several nonprofit organizations and is also a director of Hospira, Inc. Dr. Curran previously served as chairman of the board of Silver Cross Hospital and as a director of Volcano, Inc. Dr. Curran received her undergraduate degree in nursing from the University of Wisconsin and her master’s degree in nursing from DePaul University. She also earned her Ed.D in educational psychology from Northern Illinois University and an MBA certificate from Harvard Business School.

Relevant Experience.    Dr. Curran has substantial experience as an educator and business leader in healthcare and healthcare consulting, an area that has been of increasing importance to DeVry in recent years.

Daniel Hamburger, age 49

Mr. Hamburger has been the President and Chief Executive Officer of DeVry and a Director since November 2006. He joined DeVry as Executive Vice President in November 2002. From January 2001 to November 2002, he served as Chairman and CEO of an Accenture subsidiary, Indeliq Inc., which developed education technology. Prior to that, Mr. Hamburger served as President of the Internet Commerce division of W.W. Grainger, Inc. Prior to that Mr. Hamburger was employed at R.R. Donnelley and at Bain & Co. Mr. Hamburger received his undergraduate and master’s degrees in industrial/operations engineering from the University of Michigan and his master’s degree in business administration from Harvard Business School.

Relevant Experience.    Mr. Hamburger’s role as Chief Executive Officer of DeVry, which gives him deep and current knowledge of DeVry’s academic and business operations and strategy, makes him an essential member of the Board.

Ronald L. Taylor, age 69

Mr. Taylor has been a Director of DeVry since November 1987. In July 2004 he became DeVry’s Chief Executive Officer and served in that capacity until November 2006. He has served as a Senior Advisor to DeVry since November 2006. From August 1987 until his November 2002 appointment as Co-Chief Executive Officer, he was President and Chief Operating Officer. In 1973 Mr. Taylor co-founded Keller Graduate School of Management and was its President and Chief Operating Officer from 1981 to 1987 and its Chief Operating Officer from 1973 until 1981. Mr. Taylor is a consultant/evaluator for the Higher Learning Commission and is a member of the Board of Trustees of the North Central Association of Colleges and Schools. Mr. Taylor received his undergraduate degree, cum laude, in government and international relations from Harvard University, and his master’s degree in business administration from Stanford University.

Relevant Experience.    Mr. Taylor’s experience as a co-founder, long-serving Director and senior executive of DeVry, including several years as co- or sole Chief Executive Officer, give him a deep understanding of DeVry, a broad knowledge of the education marketplace and a historical perspective on its development. His role as the first and only person from a private-sector university to serve on the board of the Higher Learning Commission gives him unique experience in the accreditation process.

INCUMBENT DIRECTORS

CLASS II — TERM EXPIRES 2014

Christopher B. Begley, age 61

Mr. Begley has been a Director of DeVry since November 2011. From May 2007 to January 2012, Mr. Begley served as executive chairman of the board of Hospira, Inc., a leading global hospital products company. He was Hospira’s founding CEO, holding that position from 2004 until April 2011. Prior to joining Hospira, Mr. Begley served in a variety of roles at Abbott Laboratories between 1986 and 2004, most recently as president of Abbott’s Hospital Products Division. Before joining Abbott, Mr. Begley was vice president of marketing for the V. Mueller Division of American Hospital Supply Corp. Mr. Begley earned a bachelor’s degree from Western Illinois University and a master’s degree in business administration from Northern Illinois University. Mr. Begley currently serves as chairman of the board of Hillshire Brands Co., and on the board of Zimmer Holdings Inc.

Relevant Experience.    Mr. Begley brings to the Board his substantial experience as a senior executive in the healthcare industry and an awareness of policies and regulations affecting the industry, an area of increasing importance to DeVry.

David S. Brown, age 72

Mr. Brown has been a Director of DeVry since November 1987 and was a founding shareholder and director of Keller Graduate School of Management from 1973 to 1987. A practicing attorney until 1998, Mr. Brown, was a partner in the Chicago law firm of McBride and Baker from 1972 to 1979 and served as General Counsel of the U.S. Office of Minority Business Enterprise from 1971 to 1972. From 1980 to 1996, Mr. Brown was employed by United Laboratories, Inc., a manufacturer and seller of specialty chemicals, most recently as Executive Vice President, Chief Financial Officer and General Counsel. Mr. Brown received his undergraduate degree in political science and philosophy from Stanford University and his LLD degree from Stanford University Law School in 1965. Mr. Brown previously served on the Executive Committee and Finance Committee of DeVry and chaired the DeVry Audit Committee for a period of seven years.

Relevant Experience.    Mr. Brown’s role as a founding shareholder and long-serving Director give him a historical perspective on DeVry’s operations, to which he adds his experience as a practicing attorney and senior business executive. As an attorney, Mr. Brown specialized in business practice and business conflict resolution.

Fernando Ruiz, age 57

Mr. Ruiz has been a Director of DeVry since November 2005. He has been employed by The Dow Chemical Company, a specialty chemical, advanced materials, agroscience and plastics company, since 1980. He was appointed Vice President and Treasurer of The Dow Chemical Company in 2001 and promoted to Corporate Vice President and Treasurer in 2005. Mr. Ruiz served as Assistant Treasurer of The Dow Chemical Company from 1996-2001. Mr. Ruiz serves as a director for a number of Dow subsidiaries including Dow Financial Services Inc. and Dow Credit Corporation and serves as President and CEO of Liana Ltd., a holding company for Dow’s insurance subsidiaries, and Dorinco Reinsurance Company. Mr. Ruiz received his undergraduate degree in economics from the Catholic University of Quito, Ecuador. Mr. Ruiz currently serves as a director of the Federal Reserve Bank of Chicago.

Relevant Experience.    Mr. Ruiz’s experience as a senior executive with a leading global manufacturer, his significant experience in international matters and his deep experience in finance, add both a global perspective and particular corporate finance knowledge to the Board’s decision-making process.

Lisa W. Wardell, age 44

Ms. Wardell has been a Director of DeVry since November 2008 and has been the Executive Vice President and Chief Operating Officer of The RLJ Companies (“RLJ”), a diversified holding company with portfolio companies in the financial services, asset management, real estate, hospitality, professional sports, film production, and gaming industries since 2004. In her role at RLJ, Ms. Wardell has closed $40 million in automotive dealership acquisitions, served as the primary RLJ fundraiser for a $610 million money management fund and managed a hotel development project in West Africa. Ms. Wardell is also a director of RLJ Entertainment, Inc. Prior to joining RLJ, Ms. Wardell was a Principal at Katalyst Venture Partners, a private equity firm that invested in start-up technology companies in the media and communications industries from 1999 to 2003. From 1998 to 1999, Ms. Wardell worked as a senior consultant for Accenture, a global management consulting, technology services and outsourcing company, in the company’s communications and technology strategic services practice. From 1994-1996, Ms. Wardell was an attorney with the Federal Communications Commission where she worked in the commercial wireless division, spectrum auction and allocations, and PCS and cellular. Ms. Wardell received her undergraduate degree in political science from Vassar College, her J.D. degree from Stanford University, and her master’s degree in finance from the Wharton School of Business at the University of Pennsylvania. In addition to her work at RLJ, Ms. Wardell serves on the board and is Chair of the audit committee of Christopher & Banks Corporation.

Relevant Experience.    Ms. Wardell’s experience as a senior business executive in private equity, operations and strategy and financial analysis, including mergers and acquisitions, together with her previous experience with a federal regulatory agency, give her important perspectives on the issues that come before the Board. These include business, strategic, financial and regulatory matters. Her experience also qualifies her to serve as an audit committee financial expert.

CLASS III — TERM EXPIRES 2015

Darren R. Huston, age 47

Mr. Huston has been a Director since November 2009. In September 2011, he was appointed to the position of Chief Executive Officer of Booking.com, a global leader in online travel accommodations, based in Amsterdam, and a subsidiary of the Priceline Group. He previously served at Microsoft Corporation, a software products and services company. His positions at Microsoft included Corporate Vice President of Global Consumer & Online (2008 to 2011), President & Chief Executive Officer of Microsoft Japan (2005 to 2008), and Corporate Vice President, US Small and Mid-Market Solutions and Partners (2003 to 2005). Prior to joining Microsoft, Mr. Huston was a Senior Vice President at Starbucks Coffee Company, in charge of acquisitions, alliances and new product development from 1998 through 2003. Mr. Huston was an executive in McKinsey & Company’s marketing and strategy practice from 1994 through 1998. From 1990 to 1992, Mr. Huston was an economic advisor for the Government of Canada’s Department of Finance. Mr. Huston earned his bachelor’s degree from Trent University in Peterborough, Ontario, his master’s in economics from the University of British Columbia, and his master’s in business administration from Harvard University Graduate School of Business.

Relevant Experience.    Mr. Huston brings to the Board a background in marketing and strategic planning, gained in senior business leadership roles with Microsoft and Starbucks and in the consulting business. His familiarity with the uses of information technology and global leadership experience also add important perspectives.

William T. Keevan, age 67

Mr. Keevan has been a Director of DeVry since November 2005. He has more than 40 years of financial statement auditing, consulting, internal investigation, litigation support, regulatory compliance and corporate governance experience. He was with Arthur Andersen LLP for 28 years, including 20 years (from 1982 to 2002) as a partner in a number of senior management positions. From June 2002 to December 2006, Mr. Keevan was a Senior Managing Director of Navigant Consulting Inc., a specialty consulting firm. In December 2006, Mr. Keevan joined Kroll Inc., a leading international risk consulting firm, where he was a Senior Managing Director and the U.S. leader of the firm’s Complex Accounting, Disputes and Regulatory Compliance Services practice. In September 2010, subsequent to the sale of Kroll Inc. by Marsh & McLennan, Mr. Keevan became an independent consultant and Senior Advisor to Chess Consulting LLC, the successor to the practice he led at Kroll. Early in his career, Mr. Keevan spent five years in private industry in various financial management positions involving SEC reporting, financial analysis, cost accounting and merger and acquisition due diligence. He has been recognized in multiple forums as an expert witness on financial accounting, cost accounting, auditing and regulatory compliance matters. His clients have included companies in a wide range of industries, many of them doing substantial business with the U.S. and foreign governments and therefore subject to unique business and regulatory risks. Mr. Keevan received his undergraduate degree in accounting from the University of Akron in December 1968. He is a CPA, is licensed to practice in Virginia, Maryland and the District of Columbia and is registered in Illinois. He is also a Board Leadership Fellow of the National Association of Corporate Directors and a Chartered Global Management Accountant (CGMA). In November 2012, Mr. Keevan was elected to the Board of Trustees of the Center for Strategic & International Studies (CSIS), an independent not-for-profit organization and one of the world’s preeminent public policy institutions on foreign policy and national security issues and global challenges, such as health and energy. Mr. Keevan previously served on the board of SRA International, Inc., which was acquired by a private equity firm in 2011.

Relevant Experience.    Mr. Keevan has a broad background in financial accounting and auditing, risk analysis, risk management, regulatory compliance and corporate governance, gained in senior leadership positions with several leading global business organizations and in other board positions. His experience also qualifies him to serve as an audit committee financial expert.

Lyle Logan, age 54

Mr. Logan has been a Director of DeVry since November 2007. Mr. Logan has been Executive Vice President and Managing Director, Global Financial Institutions Group (the asset management arm of Northern Trust Corporation, a financial holding company) of The Northern Trust Company since 2005. He previously served as Senior Vice President and Head of Chicago Private Banking within the Personal Financial Services business unit of Northern Trust from 2000 to 2005. Prior to 2000, he was Senior Vice President in the Private Bank and Domestic Portfolio Management Group at Bank of America. Mr. Logan received his undergraduate degree in accounting and economics from Florida A&M University and his master’s degree in finance from the University of Chicago Graduate School of Business.

Relevant Experience.    Mr. Logan’s experience in senior leadership positions with leading banking and investment management organizations adds perspective and an understanding of global investment markets to the Board’s consideration of finance and investment management matters.

Alan G. Merten, age 71

Dr. Merten has been a Director of DeVry since November 2012. Dr. Merten was the President of George Mason University from 1996 until June 2012. Prior to coming to George Mason University, Dr. Merten was the dean of the Johnson Graduate School of Management of Cornell University from 1989 to 1996. He was dean of the College of Business Administration at the University of Florida from 1986 to 1989, where he also served as a professor of information systems. From 1970 to 1986, he was at the University of Michigan, first as an assistant professor of industrial and operations engineering, and ultimately rising to the rank of associate dean in the Michigan Business School where he was responsible for executive education and computing services. Dr. Merten has held academic appointments in both engineering and business, and academic and business positions in Hungary and France. He has served on business and government councils and committees, holding several leadership roles. Dr. Merten was chair of the National Research Council’s Committee on Workforce Needs in Information Technology and a member of the Virginia Governor’s Blue Ribbon Commission on Higher Education. Dr. Merten holds a B.S. in Mathematics from the University of Wisconsin, an M.S. in Computer Science from Stanford University and a Ph.D. in Computer Science from the University of Wisconsin. Dr. Merten currently serves as a trustee of First Potomac Real Estate Investment Trust, director emeritus of Cardinal Financial Corporation, and as a member of the Legg Mason Fixed Income Mutual Funds board.

Relevant Experience.    Dr. Merten’s experience as the President of a leading university, prior academic leadership of several leading business schools, along with his accomplishments as a scholar and instructor, bring a strong and knowledgeable academic, operational, and strategic perspective to the Board’s deliberations.

BOARD OF DIRECTORS AND BOARD COMMITTEE INFORMATION

Summary

		Director Since	Principal Occupation	Experience/ Qualifications		Committee Memberships				Other Public Company Boards
Name	Age				Independent	AUD	ACA	COM	NG

Christopher B. Begley	61	2011	Founder and former Chairman and CEO, Hospira, Inc. (Retired)	•Management •Leadership •Strategic vision	x			x	x	•Hillshire Brands Co. •Zimmer Holdings Inc.

David S. Brown	72	1987	Attorney-at-Law (Retired)	•Management •Leadership •Strategic vision •Finance •Accounting	x	x			x

Connie R. Curran	66	2003	President, Curran and Associates	•Academic •Management •Leadership •Strategic vision •Industry	x		x	c		•Hospira Inc.

Daniel Hamburger	49	2006	President and CEO, DeVry Inc.	•Management •Leadership •Industry •Strategic vision

Darren R. Huston	47	2009	CEO, Booking.com	•Management •Leadership •Strategic vision	x	x	x

William T. Keevan	67	2005	Senior Advisor, Chess Consulting LLC	•Management •Leadership •Strategic vision •Finance •Accounting •Regulatory	x	c		x

Lyle Logan	54	2007	Executive Vice President and Managing Director, Northern Trust Corporation	•Management •Leadership •Strategic vision •Finance •Accounting	x			x	c

Alan G. Merten	71	2012	Former President, George Mason University	•Academic •Management •Leadership •Strategic vision •Industry	x		c		x	•Cardinal Financial Corporation •First Potomac Realty Investment Trust

Fernando Ruiz	57	2005	Corporate Vice President and Treasurer, The Dow Chemical Company	•Management •Leadership •Strategic vision •Finance •Accounting	x	x		x

Harold T. Shapiro	78	2001	President Emeritus and Professor, Princeton University	•Academic •Management •Leadership •Strategic vision •Industry •Accreditation	x

Ronald L. Taylor	69	1987	Senior Advisor, Former CEO, DeVry Inc.	•Industry •Management •Leadership •Strategic vision •Accreditation			x

Lisa W. Wardell	44	2008	Executive Vice President and COO, The RLJ Companies	•Management •Leadership •Strategic vision •Finance •Accounting •Regulatory	x	x	x			•Christopher & Banks Corporation •RLJ Entertainment, Inc.

AUD	Audit and Finance Committee	COM	Compensation Committee

ACA	Academic Committee	NG	Nominating and Governance Committee

c	Committee Chair	x	Committee Member

Board of Directors

DeVry’s Board of Directors held eleven meetings during fiscal year 2013, consisting of four regular meetings and seven special meetings. Board members are expected to attend Board meetings, the meetings of the committees on which they serve and the Annual Meeting of Shareholders, except in unusual circumstances. During fiscal year 2013, except for Dr. Merten, all incumbent Directors attended 75% or more of the aggregate total number of meetings of the Board of Directors and of the committees on which they served. All of the Directors attended DeVry’s 2012 Annual Meeting of Shareholders, except for Dr. Merten. Dr. Merten was unable to attend the 2012 Annual Meeting and attended fewer than 75% of the aggregate total number of meetings of the Board of Directors and of the committees on which he served as a result of schedule conflicts due to commitments that were disclosed to the DeVry Board before he was nominated for election that pre-existed his appointment to DeVry’s Board of Directors. During fiscal year 2013, the Board met in executive session without employee Directors or other employees present at each regular Board of Directors meeting. Dr. Harold Shapiro presided over these sessions as the non-executive Board Chair.

Director Independence

The Board of Directors has considered whether each Director has any material relationship with DeVry (either directly or as a partner, shareholder or officer of an organization that has a relationship with DeVry) and has otherwise complied with the requirements for independence under the applicable listing standards of the New York Stock Exchange (“NYSE”).

As a result of this review, the Board of Directors affirmatively determined that all of DeVry’s current Directors are “independent” of DeVry and its management within the meaning of the applicable NYSE rules, with the exception of Mr. Taylor and Mr. Hamburger. Mr. Taylor is considered an inside Director because of his status as a Senior Advisor to DeVry. Mr. Hamburger is considered an inside Director because of his employment as President and CEO of DeVry.

The Board considered the relationship between DeVry and Northern Trust Corporation, at a subsidiary of which DeVry maintains depository accounts and through which a significant portion of DeVry’s disbursement activity is conducted, because Mr. Logan is Executive Vice President and Managing Director, Global Financial Institutions Group, with Northern Trust Global Investments, a business unit of Northern Trust Corporation. In fiscal year 2013, DeVry incurred approximately $1.1 million in fees to Northern Trust Corporation, which were partially offset against compensating balance credits earned on an average monthly outstanding balance of approximately $30.4 million. The Board of Directors concluded, after considering that the relationship predates Mr. Logan’s joining the Board, that Mr. Logan had no involvement in the transactions, the lack of materiality of the transactions to DeVry and to Northern Trust Corporation, and the fact that the terms of the transactions are not preferential either to DeVry or to Northern Trust Corporation, that the relationship is not a material one for purposes of the NYSE listing standards and would not influence Mr. Logan’s actions or decisions as a Director of DeVry.

Board Leadership Structure

In accordance with DeVry’s Corporate Governance Principles, the Board believes that it makes its selection of the Board Chair and the CEO in the way that it deems best for the organization and its shareholders and assesses this determination on an ongoing basis. The Board therefore has no specific policy with respect to the separation of the offices of Board Chair and CEO. The Board believes that this issue should be part of the succession planning process and that it is in the best interests of DeVry and its shareholders for the Board to make a determination regarding this issue when it annually elects the Board Chair. Since 2004, the offices of Board Chair and CEO have been held by different individuals, with the Board Chair currently being Dr. Shapiro, an independent Director. The Board has appointed Dr. Curran, an independent director, to replace Dr. Shapiro as the Board Chair effective at the 2013 Annual Meeting. The Board believes that the existing leadership structure currently serves DeVry and its shareholders well.

Board Committees

The Board has four standing committees: Academic, Audit and Finance, Compensation, and Nominating and Governance. During fiscal year 2013, the Board combined the Audit and Finance Committees and eliminated the External Relations Committee, reserving its responsibilities for the full Board. Current copies of the charters of each of these committees and a current copy of DeVry’s Corporate Governance Principles are available in print from the Secretary of DeVry, 3005 Highland Parkway, Downers Grove, IL 60515-5799, to any shareholder upon written request and can also be found on DeVry’s website, www.devryinc.com. Only Directors who meet the NYSE listing standards definition of “independent” for purposes of determining Board independence are appointed to the Nominating and Governance and Compensation Committees. Only Directors who meet these standards and the additional NYSE listing standards and the Securities and Exchange Commission definitions of “independent” for purposes of determining Audit and Finance Committee independence are appointed to the Audit and Finance Committee.

Academic Committee. Directors Alan Merten (Chair), Connie R. Curran, Darren R. Huston, Ronald L. Taylor and Lisa W. Wardell serve as members of DeVry’s Academic Committee, which was established to assure that the academic perspective is heard and represented at the highest policy-setting level and incorporated in all of DeVry’s activities and operations. The purpose of the Committee, which met three times in fiscal year 2013, is to support improvement in academic quality by providing oversight of DeVry’s academic policy and input to the Board and management regarding academic activities. The Committee reviews the academic program, policies and practices of DeVry’s institutions. Specifically, the Academic Committee evaluates the academic quality and assessment process and evaluates curriculum and programs, offering recommendations for improvement. The Committee also has oversight responsibility for risks and exposures related to academic quality, including accreditation, curriculum development and delivery, student persistence and outcomes.

Audit and Finance Committee. Directors William T. Keevan (Chair), David S. Brown, Darren R. Huston, Fernando Ruiz and Lisa W. Wardell serve as members of the Audit and Finance Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act. The Committee met eleven times in fiscal year 2013. The Board of Directors has determined that all of the members of the Audit and Finance Committee are “independent” as required by the applicable listing standards of the NYSE and by the applicable rules and regulations issued by the Securities and Exchange Commission. The Board determined that the Audit and Finance Committee has two “audit committee financial experts” serving on that Committee; namely, William T. Keevan, whose business background may be found on page 7 of this Proxy Statement, and Lisa W. Wardell, whose business background may be found on page 6 of this Proxy Statement.

The principal duties of the Audit and Finance Committee include:

•	Monitoring DeVry’s financial reporting processes, including its internal control systems;

•	Selecting DeVry’s independent registered public accounting firm, subject to ratification by the shareholders;

•	Evaluating the independent registered public accounting firm’s independence;

•

Monitoring the scope, approach and results of the annual audits and quarterly reviews of financial statements and discussing the results of those audits and reviews with management and the independent registered public accounting firm;

•	Overseeing the effectiveness of DeVry’s internal audit function and overall risk management processes;

•	Discussing with management and the independent registered public accounting firm the nature and effectiveness of DeVry’s internal control systems; and

•	Reviewing and recommending to the Board DeVry’s financing policies and actions related to investment, capital structure and financing strategies.

The Committee also has oversight responsibility for risks and exposures relating to the adequacy and effectiveness of the accounting, information technology, and financial controls, including DeVry’s policies and procedures to assess, monitor and manage exposure to risk (business and financial), and the steps management has taken with respect thereto; DeVry’s adherence to legal, regulatory and ethics compliance programs; enterprise-wide risk management; and DeVry’s capital structure, debt, investments and foreign exchange. Additional details about the Committee’s activities are spelled out in the Committee’s Charter, which was most recently amended and restated by the Board of Directors on August 21, 2013. The report of the Audit and Finance Committee appears on page 44 of this Proxy Statement.

Compensation Committee. Directors Connie R. Curran (Chair), Christopher B. Begley, Lyle Logan, Fernando Ruiz and William T. Keevan serve as members of the Compensation Committee, which held five meetings in fiscal year 2013, consisting of four regular meetings and one special meeting. The Board of Directors has determined that all of the members of the Compensation Committee are “independent” as defined in the applicable NYSE listing standards. The role of the Compensation Committee is discussed below in the section on “Compensation Discussion and Analysis.” The report of the Compensation Committee appears on page 19 of this Proxy Statement.

The principal duties of the Compensation Committee include:

•	Reviewing eligibility criteria and award guidelines for DeVry’s compensation programs;

•	Assisting the other Directors, other than DeVry’s CEO (“Non-employee Directors”), in establishing the CEO’s annual goals, objectives and compensation;

•	Monitoring and evaluating matters relating to DeVry’s compensation structure;

•	Retaining independent compensation consultants to advise the Compensation Committee, as it deems appropriate, including approval of the consultants’ fees and other retention terms; and

•	Periodically reviewing the compensation paid to Non-employee Directors and making recommendations to the Board for any adjustments.

The Compensation Committee also has oversight responsibility for risks and exposures related to colleague compensation programs and management succession planning and assesses whether the organization’s compensation practices encourage risk taking that would have a material adverse effect on DeVry. In connection with fulfilling this responsibility, the Compensation Committee reviewed the structure and elements of DeVry’s compensation program and its policies and practices that manage or mitigate such risk, including, the balance of short-term and long-term incentives, use of multiple performance measures, a multi-year vesting schedule for long-term incentives, the stock ownership guidelines, and the implementation of a claw-back policy. Based on this review, the Committee concluded that DeVry’s compensation program does not encourage excessive risk taking.

Nominating and Governance Committee. Directors Lyle Logan (Chair), Christopher B. Begley, David S. Brown and Alan G. Merten serve as members of DeVry’s Nominating and Governance Committee, which met four times during fiscal year 2013. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are “independent,” as defined in the applicable NYSE listing standards.

The principal duties of the Nominating and Governance Committee include:

•

Regularly reviewing the skills and experience of the Board as a whole, and evaluating their suitability to serve the current and future interests of DeVry and its colleagues, students and shareholders;

•

Regularly updating DeVry’s director search criteria to ensure an appropriate Board composition that provides effective governance for the growing, complex, global educational operations of DeVry and the broad spectrum of students that DeVry serves;

•	Overseeing and conducting a planning process for CEO and director succession and potential related risks;

•	Overseeing risks and exposures stemming from governance structures and processes as well as Board composition and function;

•	Proposing a slate of Directors for election by the shareholders at each Annual Meeting and proposing candidates to fill any vacancies on the Board;

•	Reviewing the Board’s committee structure;

•	Leading the Board and committee evaluation process;

•	Reviewing and recommending to the Board a position description detailing responsibilities of and expectations for the Board Chair;

•	Reviewing and making recommendations to the Board regarding DeVry’s response to shareholder proposals for inclusion in DeVry’s annual Proxy Statement;

•	Reviewing corporate governance trends for their applicability to DeVry and keeping the Board informed of current best practices in corporate governance;

•

Monitoring developments in rules and practices applicable to the governance of DeVry institutions and overseeing the activities of the governing bodies of DeVry institutions, keeping the Board advised, as appropriate, with respect thereto;

•	Monitoring the activities of the DeVry Political Action Committee;

•	Monitoring the activities of the DeVry Foundation; and

•	Making regular oral or written reports to the Board.

The Nominating & Governance Committee will consider shareholder recommendations of candidates for Director. Such recommendations should be sent to the Secretary of DeVry. Detailed procedures, including minimum qualifications and specific qualities or skills believed necessary, and the Committee’s process (arising primarily out of DeVry’s By-Laws) for identifying and evaluating nominees, have been codified in DeVry’s policy on the Director Nominating Process, which is described below under the caption “Director Nominating Process and Factors Considered.”

Director Continuing Education

Members of the Board of Directors are encouraged to participate in continuing education and enrichment classes and seminars. During fiscal year 2013, Mr. Keevan participated in various director education programs sponsored by the National Association of Corporate Directors and Corporate Board Member. He also participated in Continuing Professional Education programs sponsored by the American Institute of Certified Public Accountants, Financial Executives International, the American Bar Association and other organizations.

Director Nominating Process and Factors Considered

The Nominating and Governance Committee is responsible for making recommendations of nominees for Directors to the Board. The Committee’s goal is to put before the shareholders candidates who, with the incumbent Directors, will constitute a board that has the characteristics necessary to provide effective oversight for the growing, complex, global educational operations of DeVry and reflects the broad spectrum of students that DeVry serves. The Committee seeks a diversity of thought, background, experience and other characteristics in its candidates. To this end, DeVry’s Governance Principles provide that nominees are to be selected on the basis of, among other things, knowledge, experience, skills, expertise, diversity, personal and professional integrity, business judgment, time availability in light of other commitments, absence of conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the interests of DeVry, its Board and its shareholders. When considering nominees, the Committee seeks to ensure that the Board as a whole possesses, and individual members possess at least two of, the following characteristics or expertise:

•	Academic leadership;

•	Accounting and finance expertise;

•	Business judgment;

•	Management experience;

•	Industry knowledge;

•	Accreditation and other specialized knowledge of higher education;

•	Public policy experience, particularly in higher education;

•	Leadership;

•	Strategic vision; and

•	Regulatory experience.

The Committee has implemented this policy by evaluating each prospective Director nominee as well as each incumbent Director on the criteria described above and in the context of the composition of the full Board, to determine whether she or he should be nominated to stand for election or re-election.

In screening Director nominees, the Committee also reviews potential conflicts of interest, including interlocking directorships and substantial business, civic, and social relationships with other members of the Board that could impair the prospective nominee’s ability to act independently.

The Committee will not only consider nominees that it identifies, but will consider nominees submitted by shareholders in accordance with the process for shareholder nominations identified in the By-Laws. Under this process, all shareholder nominees must be submitted in writing to the Secretary of DeVry Inc., 3005 Highland Parkway, Downers Grove, IL 60515-5799, not less than 90 days prior to the anniversary of the immediately preceding Annual Meeting of Shareholders. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy) and shall also include, among other things, the following information:

•	the name and address, as they appear on DeVry’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made;

•	the number of shares of DeVry’s Common Stock which are beneficially owned by such shareholder or beneficial owner or owners;

•	a representation that such shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination;

•	the name and residence address of the person or persons to be nominated;

•

a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder;

•

such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of Directors, or would otherwise be required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and

•	the written consent of each nominee to be named in a proxy statement and to serve as a Director if so elected.

In addition to candidates submitted through this By-Law process for shareholder nominations, shareholders may also recommend candidates by following the procedures set forth below under the caption “Communication with Directors.”

In identifying potential nominees and determining which nominees to recommend to the Board, the Nominating and Governance Committee has retained the advisory services of Russell Reynolds Associates. In connection with each vacancy, the Nominating and Governance Committee develops a specific set of ideal characteristics for the vacant Director position. The Nominating and Governance Committee looks at nominees it identifies and any identified by shareholders on an equal basis using these characteristics and the general criteria identified above.

Board of Directors’ Role in Risk Oversight

DeVry’s full Board is responsible for assessing major risks facing DeVry and overseeing management’s plans and actions directed toward their mitigation and/or elimination. The Board has assigned specific elements of the oversight of risk management of DeVry to committees of the Board, as summarized below. Each committee meets periodically with members of management and, in some cases, with outside advisors regarding the matters described below and, in turn, reports to the full Board at least after each regular meeting regarding any findings.

Board/Committee	Primary Areas of Risk Oversight

Full Board	Risks and exposures related to DeVry’s reputation and its adherence to applicable legal and regulatory requirements and ethical business practices; additionally, risks and exposures related to achievement of DeVry’s long-term strategic objectives as well as significant shorter-term operational goals and major organizational actions; and risks and exposures related to present and future public policy on education, as well as laws and regulations applicable to DeVry and its students

Academic Committee	Risks and exposures related to academic quality, including accreditation, curriculum development and delivery, student persistence and outcomes

Audit and Finance Committee	Risks and exposures related to the quality of DeVry’s accounting and disclosure practices, adequacy, and effectiveness of its accounting, information technology, and financial controls, including DeVry’s enterprise wide risk management policies and procedures to assess, monitor and manage exposure to risk and the steps management has taken with respect thereto; DeVry’s adherence to legal and regulatory requirements and its Code of Conduct and Ethics and other compliance programs; risks and exposures related to capital structure, debt, investments and foreign exchange

Compensation Committee	Risks and exposures related to colleague compensation programs, talent development and management succession planning

Nominating and Governance Committee	Risks and exposures stemming from corporate and institutional governance structures and processes, Board composition and function, and Board Chair and CEO succession

2013 DIRECTOR COMPENSATION

Non-employee Directors receive an annual retainer of $70,000, paid quarterly. In addition, the Board Chair receives an annual retainer of $120,000. The Chair of the Audit and Finance Committee receives an additional annual retainer of $20,000, the Chair of the Compensation Committee receives an additional retainer of $15,000 and the chairs of each of the other committees receive an additional annual retainer of $5,000 for their roles as committee chairs. Directors are reimbursed for any reasonable and appropriate expenditures attendant to Board membership.

Under the DeVry Inc. Nonqualified Deferred Compensation Plan, a Director may elect to defer all or a portion of the cash retainer. Any amount so deferred is, at the Director’s election, valued as if invested in various investment choices made available by the Compensation Committee for this purpose, and is payable in cash in installments, or as a lump-sum on or after termination of service as a Director, or at a later date specified by the Director.

As long-term incentive compensation for Directors, each Non-employee Director received restricted stock units commonly referred to at DeVry as “Full-Value Shares” with an approximate value of $100,000 directly following the 2012 Annual Meeting of Shareholders. Each Full-Value Share represents the right to receive one share of DeVry Inc. Common Stock following the satisfaction of the vesting period. The Full-Value Shares granted in November 2012 vest at a rate of 33.33% per year over three years. In May 2013, the Board of Directors approved a change to the vesting period for Full-Value Shares to be granted in November 2013. These Full-Value Shares will vest 100% upon their one-year anniversary. Prior to fiscal year 2010, Directors received stock options as long-term incentive compensation.

This table discloses all director compensation provided in fiscal year 2013 to the Directors of DeVry (other than Mr. Hamburger who received no compensation for his service as a Director).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Christopher B. Begley	70,000	100,117	170,117
David S. Brown	70,000	100,117	170,117
Connie R. Curran (3)	105,750	100,117	205,867
Darren R. Huston (4)	70,000	100,117	170,117
William T. Keevan	90,000	100,117	190,117
Lyle Logan	75,000	100,117	175,117
Alan G. Merten (5)	64,250	100,117	164,367
Fernando Ruiz (6)	87,500	100,117	187,617
Harold T. Shapiro	190,000	100,117	290,117
Ronald L. Taylor (7)	85,000	100,117	185,117
Lisa W. Wardell (8)	72,500	100,117	172,617

(1)	Includes all retainer fees paid or deferred pursuant to the DeVry Inc. Nonqualified Deferred Compensation Plan.

(2)	The amounts reported in the Stock Awards column represent the grant date fair value of 3,920 Full-Value Shares granted on November 7, 2012 to each of the Directors named above, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Also see “Note 4 Stock-Based Compensation” to DeVry’s consolidated financial statements set forth in the Form 10-K for fiscal year 2013, filed with the SEC on August 29, 2013, for the assumptions made in determining the valuations of these awards. The number of Full-Value Shares granted to each of the Directors named above was determined by dividing $100,000 by $25.24, which represents the fair market value of a share of Common Stock on the November 7, 2012 date of award, and rounding to the nearest 10 shares.

(3)	This amount includes $30,750 in cash Dr. Curran received as compensation for her service as a Director on the board of trustees on two of DeVry’s institutions.

(4)	Mr. Huston elected to defer 100% of his director fees for fiscal year 2013 into the DeVry Inc. Nonqualified Deferred Compensation Plan.

(5)	This amount includes $8,000 in cash Dr. Merten received as compensation for his services as a Director on the board of trustees of a DeVry institution.

(6)	This amount includes $15,000 in cash Mr. Ruiz received as compensation for his services as a Director on the board of trustees of a DeVry institution.

(7)	This amount includes $15,000 in cash Mr. Taylor received as compensation for his service as a Director on the board of trustees of two of DeVry’s institutions.

(8)	Ms. Wardell elected to defer 50% of her director fees for fiscal year 2013 into the DeVry Inc. Nonqualified Deferred Compensation Plan.

This table discloses the aggregate number of option and Full-Value Share awards outstanding at June 30, 2013 for each of the Directors (other than Mr. Hamburger who received no Full-Value Share awards for his service as a Director). These figures represent both Full-Value Share awards as well as stock option awards made prior to August 2009 when the Board discontinued its practice of granting stock options to Directors in favor of awards of Full-Value Shares upon their election or re-election to the Board.

Name	Options Outstanding (#)	Full-Value Shares Outstanding (#)
Christopher B. Begley	0	5,661
David S. Brown	13,000	6,375
Connie R. Curran	875	6,375
Darren R. Huston	0	6,375
William T. Keevan	8,660	6,375
Lyle Logan	3,500	6,375
Alan G. Merten	0	3,920
Fernando Ruiz	12,500	6,375
Harold T. Shapiro	5,250	6,375
Ronald L. Taylor (1)	307,375	6,375
Lisa W. Wardell	3,500	6,375

(1) Includes options granted for his prior service as a senior executive of DeVry.

COMMUNICATION WITH DIRECTORS

Shareholders and other interested parties wishing to communicate with the Board of Directors or any member or committee of the Board of Directors are encouraged to send any communication to: Secretary, DeVry Inc., 3005 Highland Parkway, Downers Grove, IL 60515-5799 and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, the independent directors as a group, or a member or committee of the Board of Directors. Any such communication must be in writing, must set forth the name and address of the shareholder (and the name and address of the beneficial owner, if different), and must state the form of stock ownership and the number of shares beneficially owned by the shareholder making the communication. DeVry’s Secretary will compile and periodically forward all such communication to the Board of Directors.

CERTAIN TRANSACTIONS

Various DeVry policies and procedures, including the Code of Conduct and Ethics, which applies to DeVry’s Directors, officers and all other colleagues, and annual questionnaires completed by all DeVry Directors, Director nominees and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable Securities and Exchange Commission rules. The Board annually reviews the continuing independence of DeVry’s Non-employee Directors under applicable laws or rules of the NYSE. The Board, excluding any Director who is the subject of an evaluation, reviews and evaluates director transactions or relationships with DeVry, including the results of any investigation, and makes a determination with respect to whether a conflict or violation exists or will exist or whether a Director’s independence is or would be impaired.

No relationships or transactions existed or occurred between DeVry and any officer, Director or nominee for Director, or any affiliate of or person related to any of them, since the beginning of DeVry’s last fiscal year, of the type and amount that are required to be disclosed under applicable Securities and Exchange Commission rules.

POLICY FOR COMMUNICATING ALLEGATIONS RELATED TO ACCOUNTING COMPLAINTS

Shareholders, colleagues and other interested persons are encouraged to communicate or report any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters or violations of DeVry’s Code of Conduct and Ethics (collectively, “Accounting Complaints”) to the General Counsel of DeVry Inc. at the following address:

General Counsel

DeVry Inc.

3005 Highland Parkway

Downers Grove, IL 60515-5799

Accounting Complaints also may be submitted in a sealed envelope addressed to the Chair of the Audit and Finance Committee, in care of the General Counsel, at the address indicated above, and labeled with a legend such as: “To Be Opened Only by the Audit and Finance Committee.” Any person making such a submission who would like to discuss an Accounting Complaint with the Audit and Finance Committee should indicate this in the submission and should include a telephone number at which he or she may be contacted if the Audit and Finance Committee deems it appropriate.

Colleagues may also report Accounting Complaints using any of the reporting procedures specified in DeVry’s Code of Conduct and Ethics. All reports by colleagues shall be treated confidentially and may be made anonymously. DeVry will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any colleague in the terms and conditions of his or her employment based upon any lawful actions taken by such colleague with respect to the good faith submission of Accounting Complaints.

CODE OF CONDUCT AND ETHICS

DeVry has adopted a Code of Conduct and Ethics (the “Code”) that applies to its Directors, officers (including the CEO, the Chief Financial Officer and the Chief Accounting Officer) and all other colleagues. The Code is intended to promote:

•	honest and ethical conduct;

•	full, fair, accurate, timely and understandable disclosure;

•	compliance with applicable laws, rules and regulations;

•	prompt internal reporting of violations of the Code; and

•	accountability for adherence to the Code.

The Code is available in print, without charge, from the Secretary of DeVry, 3005 Highland Parkway, Downers Grove, IL 60515-5799, to any shareholder upon written request and is also available on DeVry’s website, www.devryinc.com. DeVry posts any amendments to or waivers from the Code (to the extent applicable to DeVry’s Directors and executive officers) on DeVry’s website, www.devryinc.com.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by DeVry to own beneficially more than five percent of our Common Stock, in each case as of June 30, 2013, except as otherwise noted.

Name	Amount and Nature of Beneficial Ownership	Percentage Ownership
Dennis Keller	5,299,978(1)	8.4%

Fairpointe Capital LLC 1 N. Franklin, Ste 330 Chicago, IL 60606	5,258,569(2)	8.4%

FMR LLC 82 Devonshire Street Boston, MA 02109	4,690,509(3)	7.5%

Baron Capital Group, Inc. 767 Fifth Avenue New York, NY 10153	4,344,834(4)	6.9%

Ariel Investments, LLC 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	3,991,145(5)	6.3%

BlackRock Inc. 40 East 52nd Street New York, NY 10022	3,255,589(6)	5.2%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,003,129(7)	4.8%

(1)	Includes 9,000 options to purchase DeVry Common Stock that are exercisable within 60 days of June 30, 2013 and 8,500 shares of Common Stock owned by Mr. Keller’s spouse. Mr. Keller disclaims beneficial ownership of shares held by his spouse. Mr. Keller has 3,200,000 shares pledged to secure various personal lines of credit.

(2)	As reported in a statement on Schedule 13G filed with the SEC on February 13, 2013, Fairpointe Capital LLC reported beneficial ownership as of December 31, 2012, with respect to the shares as follows:

Sole voting power:	5,155,749
Shared voting power:	102,820
Sole dispositive power:	5,258,569
Shared dispositive power:	0

(3)	As reported in a statement on Schedule 13G filed with the SEC on February 14, 2013, FMR LLC reported beneficial ownership as of December 31, 2012, with respect to the shares as follows:

Sole voting power:	1,227,426
Shared voting power:	0
Sole dispositive power:	4,690,509
Shared dispositive power:	0

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B Voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(4)	As reported in a statement on Schedule 13G/A filed with the SEC on February 14, 2013, Baron Capital Group, Inc., together with related persons and entities, reported beneficial ownership as of December 31, 2012, with respect to the shares as follows:

Sole voting power:	52,000
Shared voting power:	4,024,834
Sole dispositive power:	52,000
Shared dispositive power:	4,344,843

(5)	As reported in a statement on Schedule 13G filed with the SEC on February 14, 2013, Ariel Investments, LLC reported beneficial ownership as of December 31, 2012, with respect to the shares as follows:

Sole voting power:	3,868,110
Shared voting power:	0
Sole dispositive power:	3,991,145
Shared dispositive power:	0

(6)	As reported in a statement on Schedule 13G filed with the SEC on January 30, 2013, BlackRock, Inc. reported beneficial ownership as of December 31, 2012, with respect to the shares as follows:

Sole voting power:	3,255,589
Shared voting power:	0
Sole dispositive power:	3,255,589
Shared dispositive power:	0

(7)	As reported in a statement on Schedule 13G filed with the SEC on February 11, 2013, The Vanguard Group reported beneficial ownership as of December 31, 2012, with respect to the shares as follows:

Sole voting power:	44,370
Shared voting power:
Sole dispositive power:	2,962,359
Shared dispositive power:	40,770

Security Ownership by Directors and Named Executive Officers

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each Director of DeVry, (2) each Named Executive Officer listed on page 21, and (3) all Directors and officers of DeVry as a group, in each case as of June 30, 2013, except as otherwise noted. DeVry believes that each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

Name of Beneficial Owner	Common Stock Beneficially Owned Excluding Options and Full-Value Shares (1)	Stock Options Exercisable and Full-Value Shares Scheduled to Vest within 60 days of June 30, 2013	Total Common Stock Beneficially Owned	Percentage Ownership
Non-Employee Directors
Christopher B. Begley	608	0	608	*
David S. Brown	10,085	13,000	23,085	*
Connie R. Curran	3,585	656	4,241	*
Darren R. Huston	2,685	0	2,685	*
William T. Keevan	6,785	8,660	15,445	*
Lyle Logan	2,516	3,500	6,016	*
Alan G. Merten	0	0	0	*
Fernando Ruiz	2,528	12,500	15,028	*
Harold T. Shapiro	2,766	5,250	8,106	*
Ronald L. Taylor	963,958	307,156	1,271,114	2.0%
Lisa W. Wardell	2,581	3,500	6,081	*
Named Executive Officers				*
Daniel Hamburger	52,430	841,926	872,138	1.4%
Timothy J. Wiggins	5,332	18,242	39,872	*
Susan Groenwald	1,195	23,655	24,550	*
David J. Pauldine	14,246	173,397	198,892	*
Steven Riehs	5,889	72,870	76,870	*
All Directors and Officers as a Group (24 persons)	1,093,263	1,757,726	2,850,989	4.6%

*	Represents less than one percent of the outstanding Common Stock.

(1)	“Common Stock Beneficially Owned Excluding Options and Full-Value Shares” includes stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the holder’s household, and stock in which the holder either has or shares voting and/or investment power, even though the holder disclaims any beneficial interest in such stock. Options exercisable and Full-Value Shares that are scheduled to vest within 60 days after June 30, 2013 are shown separately in the “Stock Options Exercisable and Full-Value Shares Scheduled to Vest within 60 days of June 30, 2013” Column.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) hereby furnishes the following report to the shareholders of DeVry in accordance with rules adopted by the Securities and Exchange Commission. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis of this Proxy Statement with DeVry’s management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Compensation Committee:

Connie R. Curran, Chair Christopher B. Begley William T. Keevan Lyle Logan Fernando Ruiz

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

DeVry’s executive compensation program is designed so that executive pay is strongly aligned with organizational and individual performance. The program is heavily weighted with performance-based components. Thus, for example, as illustrated in the following chart, approximately 84% of our CEO’s total target compensation in fiscal year 2013 was performance dependent.

We achieve a strong alignment between pay and performance in our compensation program by rewarding executives through annual incentive payouts when predetermined financial performance targets are met and providing lower or no payouts when the targets are not met. Such alignment is also achieved through the use of equity-based compensation, which, by its nature, yields realizable value for executives only to the extent that long-term shareholder value is generated.

We believe that academic quality leads to growth and we have designed, and regularly review, our compensation program with this operating philosophy in mind. Our emphasis on academic quality and student outcomes is reflected in, among other things, the goals set for the organization and each of our executives each year. The individual portion of our Management Incentive Plan (“MIP”) and the Performance Share portion of long-term equity compensation awards reinforce this emphasis by encouraging our executives to pursue excellence in academic quality and student outcomes and by rewarding their achievements in these areas of critical importance to DeVry.

Fiscal Year 2013 Highlights

As reported last fiscal year, after five consecutive years of meeting our goal of delivering double-digit revenue growth and over 20 percent earnings growth, our financial performance in fiscal year 2012 fell well short of our goals. Revenue and earnings declined for fiscal year 2012 and DeVry’s share price decreased substantially

(though in-line with our sector as a whole). As a result, in fiscal year 2013, DeVry was extremely focused on better aligning our costs with our revenues and this yielded more stabilized earnings performance. DeVry’s overall revenue and earnings performance for fiscal year 2013 were still not quite at the targeted performance levels. However, the performance was significantly closer to target than for fiscal year 2012. Through the strong linkage between pay and performance in our executive compensation programs, this resulted in increased stock price and somewhat higher annual incentive payouts than in fiscal year 2012.

As we focused on driving our financial performance, management continued its emphasis on enhancing academic quality and student outcomes, including:

•	Graduating nearly 28,000 students into high-demand fields

•	Helping nearly 4,000 students realize their dream of becoming a nurse or furthering their nursing education

•	Helping more than 1,300 medical students pursue their goal of becoming a physician

•	Helping 45,000 accounting graduates work toward their goal of becoming a CPA

•	Reducing costs at our institutions in transition to better align them with decreased enrollments

•	DeVry Brasil acquiring Facid on July 1, 2013

•	Increasing investments in DeVry’s growing institutions like DeVry Medical International, Becker Professional Education, Chamberlain College of Nursing and DeVry Brasil

•	Investing $114 million in capital spending on new campuses, new programs, and academic quality enhancements, and other projects to benefit students

DeVry’s executive compensation program functioned as designed this year by maintaining a close correlation between pay and performance. As shown in the first table below, payouts to our Named Executive Officers listed on page 21 (“NEOs”) under our annual MIP increased somewhat this year as compared to last year, although payouts were still below target for all NEOs, except for Dr. Groenwald as a result of Chamberlain’s exemplary performance. This program rewarded our NEOs for individual achievements relating to academic quality and student outcomes, furtherance of DeVry’s core TEACH values, and improved financial performance.

Mr. Wiggins’ FY12 MIP payout represents a partial year payout given his January 2012 hire date.

The relationship between pay and performance this year is further highlighted by the direct relationship between DeVry’s stock price and the value of our NEO’s equity-based compensation. The following graph shows how the realizable value of our NEO’s equity-based compensation, granted over the past five years, has been impacted by the drop in our stock price, as of June 30, 2013.

Reflects (i) the grant date fair value, as reported in our annual proxy statements, for all LTI awards made during from fiscal year 2009 through fiscal year 2013 and (ii) the total current value of $31.02 based on the closing market price of DeVry’s Common Stock on June 30, 2013, as reported in The Wall Street Journal.

Another of our goals is to align our executives’ long-term interests with those of our shareholders. Looking ahead, these awards continue to serve that purpose by offering a significant reward opportunity for leaders if they are able to succeed in creating long-term value for our shareholders by achieving our academic and financial objectives.

Compensation Discussion & Analysis Detail

This section provides an overview and analysis for fiscal year 2013 of our compensation program and policies, the material compensation decisions made by the Board of Directors and the Compensation Committee under the program and policies, how those decisions were made, and the material factors considered in making those decisions. Later in this Proxy Statement, under the heading “Executive Compensation” you will find a series of tables and related narratives containing specific information about the compensation earned or paid in fiscal year 2013 to the following individuals, whom we refer to as our Named Executive Officers or “NEOs”:

•	Daniel M. Hamburger, President and Chief Executive Officer, DeVry Inc.

•	Timothy J. Wiggins, Senior Vice President, Chief Financial Officer and Treasurer, DeVry Inc.

•	Susan Groenwald, President, Chamberlain College of Nursing

•	David J. Pauldine, President, DeVry University

•	Steven Riehs, President, DeVry Medical International and President, International and Professional Education

The discussion below is intended to help you understand the detailed information provided in those tables and related narratives and put that information into context within our overall compensation program. When we use the words “we,” “our” or “us,” they refer to DeVry.

Executive Compensation Objectives

For fiscal year 2013, the overall goals of our compensation program were to serve the essential purpose of the organization, which is to empower our students to achieve their educational and career goals, while also maximizing the long-term return to our stakeholders. We designed our program to:

•	Align NEO compensation with academic, student outcome, and financial objectives;

•	Attract, motivate and retain high-quality executives; and

•	Reward organizational and individual performance.

As part of our compensation philosophy, we believe we should pay our NEOs total compensation that is competitive with other alternatives available to them in the marketplace and that a significant portion of each NEO’s total compensation should be variable — with both upside potential and downside risk — depending upon the performance of DeVry and of the individual. The CEO’s compensation, in particular, has the most potential for variability as it is expected to align most closely with the performance of the organization. In addition, we believe we should maintain a clear, straightforward and transparent approach to our executive compensation program.

How the Compensation Committee Determined Executive Compensation

Principles of Executive Compensation

The Compensation Committee uses the following Principles of Executive Compensation as a means to assess our executive compensation program and to provide guidance to management on the Compensation Committee’s expectations for our overall executive compensation structure:

Role of the Compensation Committee

The Compensation Committee has responsibility for establishing, implementing and monitoring adherence to our compensation program. The Compensation Committee’s role is to oversee, on behalf of the Board and for the benefit of DeVry and its shareholders, our compensation and benefit plans and policies and their effective execution, including reviewing and approving equity awards to Directors and NEOs, and reviewing and approving annually all compensation decisions relating to our NEOs. The Compensation Committee meets periodically to review the design and effective functioning of our executive compensation program, including approving compensation levels and performance targets, reviewing management performance, and approving annual cash incentive compensation distributions and long-term incentive compensation awards. The Compensation Committee operates under a written Charter, a copy of which is available on DeVry’s website, www.devryinc.com.

Role of Executive Officers and Management

The Compensation Committee invites select members of management to participate in its meetings. The CEO, General Counsel and Senior Vice President of Human Resources were regular attendees at Compensation Committee meetings in fiscal year 2013. The Compensation Committee also invited the CFO to provide perspective and participate in its meetings from time to time. Management’s role was to contribute input and analysis to the Compensation Committee’s discussions. At the Compensation Committee’s direction and request, management made recommendations to the Compensation Committee with respect to the key elements of our executive compensation program for fiscal year 2013, which are discussed in more detail below. The CEO and Senior Vice President of Human Resources, with input from the CFO, recommended the aggregate dollars available to be distributed to eligible colleagues under our MIP for fiscal year 2013, and made specific recommendations to the Compensation Committee with respect to MIP awards for members of the senior leadership team that report directly to the CEO. Similarly, the CEO and Senior Vice President of Human Resources, with input from the CFO, made recommendations to the Compensation Committee concerning the aggregate number of stock options, Full-Value Shares and Performance Shares to be granted to deserving colleagues under DeVry’s long-term incentive plans for fiscal year 2013, and made specific recommendations with respect to individual equity awards to members of the senior leadership team. As we discuss below, our CEO made specific recommendations to the Compensation Committee for his direct reports, including the other NEOs, regarding performance goals, increases to their annual base salaries, MIP awards and long-term incentive compensation awards for fiscal year 2013. The Compensation Committee discussed the recommendations with management, gave feedback on the recommendations, regularly met in executive session for further discussion and analysis, and consulted with outside advisors. The Committee approved the overall magnitude of MIP awards and equity awards, and made all final compensation decisions with respect to long term incentive awards to NEOs other than Mr. Hamburger. The independent members of the Board approved all compensation decisions for Mr. Hamburger.

Role of Independent Consultants

For fiscal year 2013, management used widely-published compensation surveys to help inform many of the decisions related to the total compensation of our executive team. The Compensation Committee also engaged The Delves Group, which was acquired by Towers Watson effective July 1, 2013, as compensation consultants to review management’s recommendations and provide data and insights to ensure that our executive compensation program is fair, reasonable, and consistent with our compensation objectives. The role of this compensation consultant in our compensation processes was purely advisory in nature and the Compensation Committee retained ultimate responsibility for its compensation-related decisions.

The Compensation Committee and management analyzed and considered survey data provided by the consultants to help provide a broad perspective on the marketplace and market trends given DeVry’s stated objective of paying compensation that is competitive with other marketplace alternatives. This survey data was one of many pieces of information included in a subjective process of determining executive compensation. The Compensation Committee used the survey data as general guidance, together with its own knowledge, experience and discretion, in establishing each of the individual elements of NEO compensation for our executives. The Compensation Committee did not target any specific percentile levels in establishing compensation levels and opportunities.

The Role of Performance

A significant portion of the total compensation of the NEOs is performance-based. Financial performance of the organization is one indication of the performance of our NEOs. DeVry’s operating philosophy is that quality leads to growth. This reflects our strong view that quality academic programs and student outcomes are another indication of the performance of our NEOs. With these factors in mind, the Compensation Committee designed DeVry’s compensation program to reward NEOs for both achieving academic quality and student outcomes and for attaining financial targets.

Given the importance of the CEO’s role with respect to critical drivers of organizational performance, the Compensation Committee believes that organizational performance should factor most significantly in the judgments and decisions it makes concerning CEO compensation. This focus may result in the CEO’s compensation being more affected by organizational performance year-to-year than the compensation of other NEOs.

Performance Goals and Measures

We have a confidential five-year strategic plan containing various milestones, which was developed by our executive management team and approved by our Board. The plan is rigorously reviewed and updated annually. At the outset of fiscal year 2013, our executive management team recommended, and our Board subsequently approved, a fiscal year operating plan. The specific, quantitative goals set for NEO and organizational performance in fiscal year 2013 were, in turn, derived from our 2013 operating plan.

The Compensation Committee continued its practice of using annual revenue and earnings per share as the key measures of organizational financial performance. For fiscal year 2013, DeVry’s financial performance goals were revenue of $2,093 million and fully diluted earnings per share of $2.96.

The Compensation Committee used revenue and operating income by institution or segment, as applicable, as key measures in assessing the performance of NEOs in operating roles in fiscal year 2013. We do not disclose the particular institutional or segment performance goals utilized in our MIP or otherwise. We consider such information confidential, as its disclosure would cause competitive harm.

The Compensation Committee considered the organization’s performance goals to represent the best estimate of what the organization could deliver if management, individually and collectively, were to materially satisfy its goals and objectives for the year. The Compensation Committee intended all the goals to be aggressive yet achievable. At the time the Compensation Committee set these goals, it expected that it would take extraordinary performance on the part of management to exceed them to the extent necessary to yield maximum incentive payouts under our MIP. We believe that DeVry’s incentive plans have successfully implemented its philosophy of pay for performance in fiscal year 2013.

Individual Performance Goals

At the beginning of fiscal year 2013, the Compensation Committee approved individual performance goals and objectives for the CEO. The CEO also worked collaboratively with the other NEOs in developing their individual performance goals and to assign weightings to them to place additional emphasis on tactical priorities. The individual performance goals are factors in determining base salary adjustment, annual cash incentive compensation (MIP) and long-term incentive compensation. These individual performance goals reflected functional results or institution performance appropriate for each NEO’s respective role. Each stressed the building of academic outcomes, organizational strength and advancement of DeVry’s core values. The individual performance goals intentionally include elements that can be rated objectively as well as elements that are of a subjective nature. This allows the evaluator — the independent members of the Board in the case of the CEO and the CEO with input and approval from the Compensation Committee in the case of the other NEOs — to assess the individual’s performance against objective criteria, while utilizing its discretion to make adjustments based on the individual’s perceived contributions and other subjective criteria.

The primary individual performance goals and objectives set for our CEO, Mr. Hamburger, were to:

•	Further improve high quality career oriented education;

•	Deliver service excellence;

•	Align costs with enrollment;

•	Regain enrollment growth;

•	Make targeted growth investments;

•	Pursue technology innovation; and

•	Accomplish public policy goals to support student access and success.

The primary individual performance goals and objectives set for Mr. Wiggins, as Senior Vice President, CFO and Treasurer, were to:

•	Build operational excellence capability and culture and deliver operational savings targets;

•	Provide insightful business analysis/planning;

•	Pursue cost savings opportunities while enhancing diversity of supplier base in purchasing/supply management;

•	Lead risk management and insurance efforts across the organization;

•	Pursue tax planning opportunities while ensuring full compliance;

•	Evaluate alternative capital structure opportunities;

•	Monitor and enhance internal control and enterprise risk management processes; and

•	Build the finance team, and develop succession and talent management plans.

The primary individual performance goals and objectives set for Dr. Groenwald, Mr. Pauldine and Mr. Riehs as institutional leaders were to:

•	Deliver high quality academic programs that yield strong student outcomes;

•	Optimize operational and financial performance;

•	Enhance each institution’s culture of service excellence; and

•	Effectively execute strategic plans, particularly concerning facilities, student services and relationships with accreditation, government and other education professionals.

These goals were selected by the Compensation Committee in the case of the CEO, and by the CEO in the case of the NEOs, because they are reflective of management’s role in DeVry achieving the overall goals set forth in fiscal year 2013 operating plan and, in turn, our long-term strategic objectives. At the same time, these goals were selected because they are reflective of a number of qualities we expect of all of our executives, such as behaviors that:

•	Promote dedication to the empowerment of our students to achieve their educational and career goals;

•	Reinforce DeVry’s core TEACH values;

•	Attract, motivate, reward and retain colleagues who consistently deliver strong performance to ensure DeVry’s long term success; and

•	Promote teamwork that is focused on meeting the expectations of students and employers of graduates, various outside agencies (regulators and accreditors) and shareholders.

Impact of Fiscal Year 2012 “Say on Pay” Vote

At our 2012 Annual Meeting of Shareholders, the shareholders approved, on an advisory basis, the compensation of DeVry’s named executive officers by an affirmative vote of approximately 92% of the votes cast on the proposal plus broker non-votes. While the Compensation Committee remains open to shareholder feedback, it determined that it was not necessary to alter its compensation practices materially for fiscal year 2013.

Elements of Executive Compensation

The key elements of our executive compensation program for fiscal year 2013 were unchanged from fiscal year 2012, except that SARs and Full-Value Shares, which are discussed in more detail below, were added as long-term incentive compensation for fiscal year 2013:

•	Annual base salary;

•	Annual cash incentive (MIP); and

•	Long-term incentive (LTI) composed of:

o	stock options, as well as a number of stock-settled Stock Appreciation Rights (“SARs”);

o	time-based restricted stock units (“Full-Value Shares”); and

o	performance-based restricted stock units (“Performance Shares”).

The Compensation Committee aimed to provide total compensation to each NEO that was market-competitive, combining a stable base salary element with two at-risk elements (MIP and LTI) available to be earned based upon individual and organizational performance. We believe this approach helps reinforce a culture of performance by recognizing individual potential and rewarding results.

The following is a description for fiscal year 2013 of the three main components of our compensation program, the purpose of each, and the role each played in fiscal year 2013 in meeting the overarching objectives of our compensation program for our NEOs.

Annual Base Salary

We pay base salaries as a secure, predictable component of cash compensation, which is essential for attracting and retaining talented executives. An initial base salary is negotiated at the outset of employment, thereby establishing it as satisfactory to the executive and thus, by inference, consistent with current market conditions. The Compensation Committee then adjusts base salaries, effective as of the early part of each succeeding fiscal year, to reflect the executive’s prior performance and to respond to changes in market conditions.

The Compensation Committee evaluated the CEO’s annual base salary at the beginning of fiscal year 2013. Its evaluation took into account the organization’s general approach to merit increases for other colleagues, actual results versus the performance targets and goals previously set for DeVry and for him for fiscal year 2012. The Compensation Committee also considered its interaction with Mr. Hamburger, its observation of his performance throughout fiscal year 2012 and the perceived market for CEOs, thus adding a further discretionary element to its evaluation. The Compensation Committee believes that our executive compensation program is better because of this element, as it allows for the consideration of unforeseen circumstances and factors that cannot be measured with precision. Although DeVry’s financial performance was below expectations for fiscal year 2013, the Compensation Committee’s evaluation was made at the beginning of fiscal year 2013, based on fiscal year 2012 performance in terms of operational, academic and financial performance. The Compensation Committee found that the CEO contributed materially to these results and achieved or exceeded nearly all of his individual performance objectives for fiscal year 2012. The Committee felt these considerations as well as the uncertain economic outlook at the time and the conservative approach taken with respect to merit increases throughout the organization were sufficient to justify a modest increase in Mr. Hamburger’s base salary. As a result, for fiscal year 2013, the Compensation Committee set Mr. Hamburger’s annual base salary at $839,460, which represented approximately a 2.0% increase over his fiscal year 2012 salary. The Compensation Committee increased the CEO’s salary because the Compensation Committee wanted to reward the CEO for his consistently strong executive performance, his success in building a high quality executive team, his potential to continue building a positive future for DeVry and to ensure that his salary stayed at a level that compared appropriately to the salaries of chief executive officers at other organizations in the marketplace.

Mr. Hamburger recommended to the Compensation Committee the annual base salary of each of the other NEOs at the outset of fiscal year 2013. His recommendations were made in consultation with the Senior Vice

President of Human Resources. They were based upon their experience with and analysis of the market at that time, their monitoring of the compensation levels at other organizations in DeVry’s market and Mr. Hamburger’s assessment of each NEO’s performance for the prior year. Generally, the CEO made his assessments for adjustment of the other NEOs’ fiscal year 2013 salaries at the outset of the year, based on the following seven criteria:

(1)	DeVry’s overall financial performance in fiscal year 2012 compared to the operating plan;

(2)	Each NEO’s performance against his or her previously established individual goals and objectives;

(3)	Each NEO’s effectiveness in instilling a culture of academic quality, teamwork, student service and integrity;

(4)	Each NEO’s expected future contributions;

(5)	The compensation practices of other similar or competitor organizations, including average salary increases in the U.S.;

(6)	The general merit increase parameters set for all colleagues in the organization; and

(7)	Discretion based on interaction and observation throughout the year.

We believe that the annual base salaries paid in fiscal year 2013 to each NEO served our executive compensation objectives to:

•	Retain our high-quality executives by paying them a market competitive annual base salary; and

•	Reward individual performance by increasing annual base salaries from prior year levels as a result of DeVry’s overall, and each NEO’s individual, positive performances.

Annual Cash Incentive Compensation

The MIP is a portion of executive cash compensation. It is an annual cash incentive program designed to motivate and reward our NEOs and other management colleagues by putting a substantial portion of cash compensation at risk and paying annual incentives depending upon the extent to which each NEO’s respective individual performance goals for academic quality and student service and DeVry’s financial objectives are met or exceeded. We determine and pay the MIP payments for a particular fiscal year only after that fiscal year has ended and financial results have been audited (i.e., in the beginning of the next fiscal year). Thus, MIP awards for fiscal year 2013 were determined and paid in the early part of fiscal year 2014, after the results for the fiscal year ended June 30, 2013, were confirmed.

The Compensation Committee considered three primary items in determining the amounts of MIP awards for fiscal year 2013:

(1)	MIP Targets;

(2)	Organizational and/or institution performance (70% of MIP targets); and

(3)	Individual performance (30% of MIP targets).

2013 NEO MIP Targets

MIP Targets were established for each NEO as a percentage of base salary at the beginning of fiscal year 2013. The CEO’s MIP Target was 100% of base salary rate, pursuant to his employment agreement, which is discussed in more detail below. Previously established MIP Targets for the other NEOs were reviewed at the beginning of fiscal year 2013 and not changed. The possible payouts derived from the MIP Targets for all of the NEOs are set forth on the 2013 Grants of Plan-Based Awards table on page 35 below.

Organizational, Institutional and Individual Performance Measures

As discussed above, the Compensation Committee selected DeVry earnings per share, DeVry revenue, institution operating income and institution revenue as the measures most reflective of management’s role in DeVry achieving its operating plan. The Compensation Committee also used individual performance measures described beginning on page 23 because it believed this served to advance our short-term goal of each NEO meeting his or her respective individual performance goals for the year, which the Compensation Committee believed would, on a combined basis, help DeVry meet its aggregate goals. These various measures were allocated to best align the measurements with each NEO’s respective role and the goals of the organization and our compensation programs. The relative percentages assigned to each of the organizational, institution and individual performance goals for each NEO for fiscal year 2013 were as follows:

	NEO Organizational, Institution, and Individual Performance Measure Allocations
Name	DeVry Earnings Per Share	DeVry Revenue	Institution Operating Income	Institution Revenue	Individual Performance
Daniel M. Hamburger	40%	30%	—	—	30%
Timothy J. Wiggins	40%	30%	—	—	30%
Susan Groenwald	20%	10%	25%	15%	30%
David J. Pauldine	20%	10%	25%	15%	30%
Steven Riehs	20%	10%	25%	15%	30%

MIP Payouts for Fiscal Year 2013

MIP payouts for each NEO can be as low as zero and also provide an opportunity to earn up to 200% of MIP Target, which rewards exceptional performance compared to expectations, over-delivery of strategic initiatives, and/or achievement of initiatives not contemplated at the time goals were set.

The independent members of the Board, based on the recommendation of the Compensation Committee and an evaluation of organizational performance relative to present metrics and Mr. Hamburger’s achievement of individual performance goals, granted Mr. Hamburger a MIP payout of $764,160. This amount was comprised of $265,269 for the 40% portion of his MIP based on DeVry’s earnings per share, $184,094 for the 30% portion of his MIP based on DeVry’s revenue, and $314,797 based on the 30% portion of his MIP based on individual performance.

The process was essentially the same for the other continuing NEOs, except that the CEO reviewed each NEO’s performance, and the CEO’s recommendations were reviewed and approved by the Compensation Committee. NEO MIP awards were based on an evaluation of organizational performance, individual performance (based on individual goals described beginning on page 23), and in the case of Dr. Groenwald and Messrs. Pauldine and Riehs, the performance of the institutions they oversee. Dr. Groenwald and Mr. Riehs received MIP payouts based on the performance of the institutions they oversee. Mr. Pauldine did not receive a payout based on the institution he oversees. Please see “Executive Compensation — 2013 Summary Compensation Table” and “Executive Compensation — 2013 Grants of Plan-Based Awards” below for specific information about annual cash incentive (MIP) awards for the NEOs.

We believe the MIP payouts made to our NEOs for fiscal year 2013 served our executive compensation objective of pay for performance. They rewarded NEOs to the extent they met or exceeded pre-established individual performance goals and financial performance goals related to the institutions they oversee.

Long-Term Incentive Compensation

In fiscal year 2013, the Compensation Committee continued its reliance on long-term incentive vehicles to align the long-term interests of management and shareholders. In doing so, the Compensation Committee encouraged our executives to focus on the behaviors and initiatives that would lead to increased long-term value to our students and other stakeholders. The Compensation Committee believes that long-term equity compensation also is an important retention tool and, thus, the Compensation Committee chose to use a four-year graded vesting schedule for grants of stock options and Full-Value Shares and a three-year cliff vesting schedule for Performance Shares, to encourage longer-term focus and retention.

The Compensation Committee granted equity awards to each of the NEOs in August 2012 based on both retrospective and prospective considerations and organizational and individual considerations. The Compensation Committee took into account the same seven criteria described in the “Annual Base Salary”

section above in determining the size of these awards. The Compensation Committee targeted the value of the long-term equity compensation for each NEO to represent a substantial percentage of total compensation to serve two complementary objectives of our compensation program: the long-term retention of quality executives and the creation of long-term value. The Compensation Committee granted stock options, Performance Shares and Full-Value Shares. The Compensation Committee chose to introduce Full-Value Shares (i.e., time-based vesting restricted stock units) as part of its ongoing focus on meeting the objectives of the long-term incentive plan, to drive long-term performance, increase retention of key executives and provide balance in the forms of compensation provided to executives. The Committee believed delivering a portion of the overall long-term incentive awards in the form of Full-Value Shares was an important component to meeting these objectives. For awards granted in fiscal year 2012, 70% were delivered in stock options and 30% were delivered in Performance Shares. For awards granted in August of fiscal year 2013, the long-term incentive compensation was allocated via the different award vehicles, as follows:

Award Vehicle	CEO	Other NEOs
Stock Options	60%	50%
Full-Value Shares	15%	25%
Performance Shares	25%	25%

The Compensation Committee granted incentive stock options (ISOs) with a value of up to the $100,000 IRS limitation applicable to each one-year vesting period. To the extent this limitation was met for any NEO, the remaining portion of the stock option award was issued in the form of non-qualified stock options. The Compensation Committee recognizes that DeVry may not receive a tax deduction for ISOs, but weighed this consideration against the tax benefit ISOs provide to colleagues and the consequent enhancement to DeVry’s ability to attract and retain executives and determined it was in DeVry’s best interest to continue utilizing ISOs in the manner described.

The Compensation Committee granted Performance Shares to NEOs, in addition to stock options and Full-Value Shares. The Compensation Committee approved additional performance criteria for Performance Shares granted for fiscal year 2013 that are designed to emphasize the importance of student outcomes for DeVry. Performance Shares granted for fiscal year 2013 will vest based on a weighted-average of measurements of student learning outcomes across DeVry’s institutions once a minimum level of Return on Invested Capital (“ROIC”) is attained. Some key design elements of the Performance Share program are:

•	There is a three-year performance period associated with each award of Performance Shares.

•

The Performance Shares vest based on the level of attainment of performance targets during the performance period but shares of Common Stock are only distributed after the end of the three-year performance period.

•

The performance measures are a combination of academic and student outcome goals during the fiscal year 2013-2015 period for each of the DeVry institutions, with a minimum level of ROIC that must be attained over this same three-year performance period. The minimum level of ROIC that must be attained for any Performance Shares granted in fiscal year 2013 to vest is 10.0%. A brief description of the academic and student outcome performance measure and weightings for each institution is as follows:

Institution	Performance Measure	Weighting
Ross University School of Medicine & American University of the Caribbean School of Medicine	USMLE First Time Pass Rate	20%
Ross University School of Veterinary Medicine	NAVLE First Time Pass Rate	5%
Chamberlain College of Nursing	NCLEX First Time Pass Rate	20%
DeVry University	Major Field Test	40%
Carrington Colleges Group	Student Retention	15%

•

At the end of the three-year performance period, the Compensation Committee will certify the performance, and participants will earn from zero up to 120% of the target number of Performance Shares based on performance against the goals during the performance period.

Details concerning fiscal year 2013 stock option, Full-Value Share and Performance Share awards for the NEOs appear in the 2013 Grants of Plan-Based Awards table on page 35.

We believe that the long-term incentive compensation granted at the beginning of fiscal year 2013 to each NEO served our executive compensation objectives to:

•	Align NEO compensation with our pre-established objectives;

•

Reward individual and DeVry performance by tying a portion of the stock options and Performance Shares that we granted to each NEO to both our organization’s and each NEO’s individual performance against pre-established criteria; and

•

Provide incentives consistent with the overall goal of enhancing long-term value by requiring the stock options and Full-Value Shares to vest in equal installments over a four-year period and Performance Shares to be distributed at the end of a three-year performance period based on actual performance, which provides incentives to our NEOs to remain with DeVry for an extended period of time in order to realize the greatest possible value of their equity compensation awards.

Stock Appreciation Rights and Full-Value Share Awards Granted to Mr. Hamburger

As part of his overall compensation package for fiscal year 2013, the independent directors, upon the recommendation of the Compensation Committee, approved Long-Term Incentive (LTI) compensation for Mr. Hamburger valued at $3,500,000, consisting of 60% stock options, 25% Performance Shares, and 15% Full Value Shares to be granted under any of DeVry’s currently maintained equity compensation plans. DeVry attempted to implement Mr. Hamburger’s stock option grant under the DeVry Inc. Amended and Restated 2005 Incentive Plan (the “2005 Plan”) and filed on his behalf a report on Form 4 indicating that Mr. Hamburger had acquired 255,425 stock options. It subsequently came to DeVry’s attention that Mr. Hamburger’s stock option grants in fiscal years 2009, 2011, 2012, and 2013 may have exceeded the 150,000 limit on the number of stock options that may be granted to any individual participant in a fiscal-year period under the 2005 Plan. Mr. Hamburger had not exercised any of the stock options in question.

The matter was investigated by a cross-functional DeVry working group, advised by external counsel and working in coordination with DeVry’s external auditors, all under the oversight of the Compensation Committee. This group concluded that any stock options purportedly granted under the 2005 Plan in excess of the 150,000 annual stock option limit were, in fact, unfulfilled, as such awards were null and void under the express terms of the 2005 Plan. Accordingly, DeVry filed on Mr. Hamburger’s behalf amended reports on Form 4 stating that he had not, in fact, acquired more than 150,000 stock options under the 2005 Plan in fiscal year 2013 or in any of the preceding years in question. With respect to the implementation of Mr. Hamburger’s fiscal year 2013 stock option grant, DeVry was able to use 87,910 shares available under the DeVry 2003 Incentive Stock Plan (the “2003 Plan”) to fulfill part of the Compensation Committee’s original intentions, leaving 17,515 stock options still unfulfilled for the 2013 fiscal year, as reflected in the following table.

Fiscal Year	Grant Date	Option Grants Purportedly Made(1)	Vesting Schedule	Exercise Price	Grant Date Stock Price	Expiration Date	Option Grants Unfulfilled
2009	8/28/2008	195,200	25% per year over four years	$51.23	$51.23	8/28/2018	45,200
2011	8/27/2010	184,100	25% per year over four years	$38.71	$38.71	8/27/2020	34,100
2012	8/24/2011	170,200	25% per year over four years	$41.87	$41.87	8/24/2021	20,200
2013	8/29/2012	255,425	25% per year over four years	$18.60	$18.60	8/29/2022	17,515
	Total	804,925	—	—	—	—	117,015

(1)	Includes a combination of incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”).

The Compensation Committee and the independent directors recognized that their intentions with respect to Mr. Hamburger’s LTI compensation in the impacted years remained unrealized as a result of the foregoing. Desiring to fulfill both their original intentions and Mr. Hamburger’s expectations, they acted to replace the unfulfilled LTI, as closely as possible, taking into account both quantitative and qualitative considerations. The Compensation Committee elected to use Stock Appreciation Rights (“SARs”) as the primary replacement vehicle because they replicated, as closely as practicable, the attributes of the unfulfilled stock option grants while remaining compliant with the terms of the 2003 Plan and the 2005 Plan. Other than as described below, they designed the replacement grants to track the form of the unfulfilled stock option grants, including the original vesting schedule and expiration date, and to minimize the tax and accounting impact both to DeVry and to Mr. Hamburger. On February 13, 2013, the independent directors, upon the recommendation of the Compensation Committee, granted the following LTI compensation to Mr. Hamburger:

•	45,200 SARs, which are fully vested, have an exercise price of $51.23 and have an expiration date of August 28, 2018.

•

34,100 SARs, 50% of which were vested on the grant date, 25% of which vested on August 27, 2013, and 25% of which will vest on August 27, 2014. These SARs have an exercise price of $38.71 and have an expiration date of August 27, 2020.

•

20,200 SARs, 25% of which were vested on the grant date, 25% of which vested on August 24, 2013, and 25% of which will vest on each of August 24, 2014 and August 24, 2015. These SARs have an exercise price of $41.87 and have an expiration date of August 24, 2021.

•

17,515 SARs, 25% of which vested on August 29, 2013 and 25% of which will vest on each of the three subsequent anniversaries thereof. These SARs have an exercise price of $30.54 and have an expiration date of August 29, 2022.

•	6,850 Full-Value Shares, which vest 25% on August 29, 2013 and 25% on each of the three subsequent anniversaries thereof.

With one exception, the vesting schedules and the exercise prices for each of the replacement SAR grants correspond to the vesting schedules and exercise prices of the original, unfulfilled stock option grants. The sole exception pertains to the grant of 17,515 SARs set to begin vesting on August 29, 2013. With respect to that grant only, the exercise price as of the February 13, 2013 grant date was higher than the exercise price of the original, unfulfilled stock options. The exercise price of the SARs was $30.54, corresponding to the closing price of DeVry’s common stock on the grant date. The exercise price of the original, unfulfilled stock options was $18.60, corresponding to the closing price of DeVry’s common stock on August 29, 2012. The difference, which was due to appreciation in DeVry’s common stock price between August 29, 2012 and February 13, 2013, represented value to Mr. Hamburger. In order to make Mr. Hamburger whole for these “in the money” stock options, the independent directors granted him 6,850 Full-Value Shares according to the following formula. The number of Full-Value Shares granted to Mr. Hamburger was determined with the goal of replacing that loss and calculated by multiplying (i) the difference between the replacement SARs exercise price and the unfulfilled option exercise price of $11.94 by (ii) the number of unfulfilled options of 17,515, and (iii) then dividing the foregoing product by the then-current fair market stock value of $30.54 to arrive at a number of Fair Value Shares of 6,850 to award to Mr. Hamburger. In this way, the aggregate value of all of the replacement awards was expected to approximate, as closely as practicable, the value of the unfulfilled stock option awards and the original intention of the Compensation Committee.

DeVry determined that the financial impact of the unfulfilled awards was immaterial to the individual prior fiscal periods and recorded a net adjustment in fiscal year 2013 for the reversal of stock-based compensation expense previously recorded for the unfulfilled awards, partially offset by expense related to the immediate vesting of the replacement awards. In addition, DeVry expects to recognize expense over the remaining vesting period of the replacement awards which will approximate the net adjustment that was recorded in fiscal year 2013.

All references in this Proxy Statement to the fiscal year 2009, 2011, 2012 and 2013 stock option grants described above reflect only the stock options that were validly granted under the 2003 Plan or 2005 Plan, and exclude the option grants that were unfulfilled. Also see the 2013 Summary Compensation Table, 2013 Grants of Plan-Based Awards and 2013 Outstanding Equity Awards at Fiscal Year-End and the related footnotes, which contain information revised to reflect only the stock options that were validly granted under the 2003 Plan or 2005 Plan, and exclude the option grants that were unfulfilled.

Incentive Compensation Recoupment Policy

DeVry has adopted an incentive compensation recoupment policy, which is applicable to all executive officers. The policy provides that, in addition to any other remedies available to DeVry (but subject to applicable law), if the Board of Directors or any committee of the Board of Directors determines that it is appropriate, DeVry may recover (in whole or in part) any incentive payment, commission, equity award or other incentive compensation received by an executive officer of DeVry to the extent that such incentive payment, commission, equity award or other incentive compensation is or was paid on the basis of any financial results that are subsequently restated due to executive officer conduct that is determined by the independent Directors to have been knowing or intentional, fraudulent or illegal.

All Other Compensation

In general, we do not provide benefits or perquisites to our NEOs that are not available to other colleagues, with the exception of these:

•	Matching contributions under the DeVry Inc. Nonqualified Deferred Compensation Plan;

•	A leased automobile or cash automobile allowance; and

•	Personal financial planning services (for the NEOs other than the CEO).

These benefits and perquisites make up the smallest portion of each NEO’s total compensation package. The nature and quantity of perquisites provided by DeVry did not change materially in fiscal year 2013 versus 2012, consistent with our philosophy that benefits and perquisites should not represent a meaningful component of our compensation program. The Compensation Committee periodically reviews the benefit and perquisite program to determine if adjustments are appropriate.

The “All Other Compensation” column of the 2013 Summary Compensation Table shows the amounts of benefit and perquisite compensation we provided for fiscal year 2013 to each of the NEOs.

Deferred Compensation

DeVry maintains the DeVry Inc. Nonqualified Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan is a voluntary, non-tax qualified, deferred compensation plan for executives and Directors to save for retirement by deferring a portion of their current compensation until termination of service with DeVry or other specified dates. We credit matching contributions to participants’ accounts under the Deferred Plan to the extent their matching contributions to our tax-qualified Success Sharing 401(k) Retirement Plan are limited by the Internal Revenue Code. The Deferred Plan enables the NEOs and other colleagues with a certain level of annual compensation ($115,000 for calendar year 2013) to save a portion of their income for retirement on a scale consistent with other colleagues not subject to IRS limits. We did not contribute to the Deferred Plan except to match contributions made by the NEOs during the 2013 fiscal year. We do not have a defined benefit pension plan, and, therefore, our Success Sharing 401(k) Retirement Plan and the Deferred Plan are the only retirement savings vehicles for executives.

Stock Ownership Guidelines

In February 2010, the Board of Directors adopted stock ownership guidelines that apply to all Directors and executive officers of DeVry, including the NEOs. Under the guidelines, all executive officers are expected to maintain ownership of DeVry’s Common Stock equal to a multiple of his or her current base salary (as adjusted from time to time), as follows: the CEO — three times current base salary; all other NEOs — two times current base salary; and all other executive officers — one times current base salary. All Directors are expected to maintain ownership of DeVry stock equal to a multiple of three times his or her current annual retainer (as adjusted from time to time). Shares that count toward satisfaction of the guidelines include DeVry stock directly and/or beneficially owned, DeVry stock held in DeVry’s Profit Sharing 401(k) Retirement Plan or other private accounts, DeVry stock held in DeVry’s Nonqualified Deferred Compensation Plan, vested Full-Value Shares, and the after-tax value of unvested Full-Value Shares and/or vested in-the-money options, provided that these can make up no more than 50% of the ownership expectation. Unvested Performance Shares do not count toward satisfaction of these guidelines. All participants who were Directors or executive officers when the guidelines were adopted will have until August 2014 to achieve his or her respective expected stock ownership level, and participants who became Directors or executive officers after February 2010 will have until five years following their election or date of hire, as the case may be, to achieve his or her respective expected stock ownership level. In light of the significant drop in the market value of DeVry Common Stock, and the resulting drop in the value of executive officer and Director option holdings, the Compensation Committee approved revisions to DeVry’s stock ownership guidelines in fiscal year 2012 to: (1) deem that ownership guidelines are met for an executive who has met the ownership threshold and not sold his or her equity but fallen below the Board’s stock ownership guidelines solely due to declines in DeVry Common Stock prices and (2) require, absent exigent circumstances, executives who have not yet met the guidelines at the end of five years to retain, until the guidelines are satisfied, 100% of the after-tax shares received from option exercises or the vesting of Full-Value Shares or Performance Shares.

Employment Agreements

DeVry and Mr. Hamburger entered into an employment agreement effective November 15, 2006, that provides for an initial base salary, annual salary increases and annual cash incentive during the term and sets forth the severance benefits that will be provided upon termination of his employment under certain conditions.

DeVry entered into substantially similar employment agreements with Mr. Pauldine, effective October 12, 2009, with Dr. Groenwald, effective September 1, 2011, with Mr. Wiggins, effective January 3, 2012, and with Mr. Riehs effective May 17, 2013. The employment agreements set forth, among other things, the severance benefits that will be provided upon certain employment termination scenarios.

The Compensation Committee believes that these employment agreements provide:

•	security and incentives that help enable DeVry to retain and attract top executives,

•	greater ability for DeVry to retain its key executives following the occurrence of an extraordinary corporate transaction, and

•	benefits to DeVry, including non-competition and non-solicitation covenants by the NEOs.

Each of these employment agreements is discussed in detail in the narrative accompanying the 2013 Summary Compensation Table under the caption “Employment Agreements,” and DeVry’s obligation to provide severance benefits in accordance with the agreements is discussed beginning on page 40 under the caption “2013 Potential Payments Upon Termination or Change-in-Control.”

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million per year paid to “covered employees,” defined as the chief executive officer and the three other most highly compensated officers (other than the chief financial officer) employed as executive officers at year-end. Certain compensation, including “performance-based compensation,” may qualify for an exemption from the deduction limit if it satisfies certain requirements under Section 162(m). The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy. The Compensation Committee reviews each material element of compensation on a continuing basis and takes steps to assure deductibility if that can be accomplished while still remaining faithful to our executive compensation philosophy and objectives.

Base salaries do not qualify as “performance-based compensation” under Section 162(m). However the base salaries of DeVry’s NEOs are below the $1 million level. Amounts paid to an executive that are excludable from gross income, such as Success Sharing Retirement Plan and Deferred Plan contributions reflected in the “All

Other Compensation” column in the 2013 Summary Compensation Table, are not subject to Section 162(m). Incentive compensation paid by DeVry in fiscal year 2013 under the MIP that is based on organizational performance (whether DeVry or another institution) is expected to qualify as “performance-based compensation.” Gains on the exercise of stock options and SARs and income recognized upon the vesting of Performance Shares also qualify as performance-based compensation under Section 162(m).

Changes for Fiscal Year 2014

The Compensation Committee changed the relative percentages assigned to each of the organizational, institution and individual performance goals for the CEO for fiscal year 2014 as follows: 45% to DeVry earnings per shares, 40% to DeVry revenue and 15% to individual performance, which had been allocated 40%, 30% and 30%, respectively, for fiscal year 2013.

In addition, the Compensation Committee approved a new long-term incentive compensation allocation for CEO awards for fiscal year 2014, such that it will be composed of 50% stock options, 25% Performance Shares, and 25% Full-Value Shares. These allocations will now be the same as the allocations used for the other members of DeVry’s senior leadership team.

The Compensation Committee also changed from 10.0% to 5.0% the minimum level of ROIC that must be attained for any Performance Shares granted in fiscal year 2014 to vest regardless of the academic and student outcome performance. The purpose of the Performance Shares granted in fiscal year 2013 and again in fiscal year 2014 is to drive focus on achieving exemplary results in academics and student outcomes. The ROIC threshold is effectively a “pass/fail” test and does not affect the size of the payout. Once the minimum threshold is met, the size of the payout is driven entirely by meeting or exceeding the academic and student outcomes goals. The Compensation Committee elected to make this change to the minimum ROIC performance level for fiscal year 2014 based on the Committee’s intention that the ROIC threshold be achievable in the current economic environment, and their assessment of the relationship between DeVry’s minimum ROIC threshold and recent historical ROIC performance of competitor organizations.

EXECUTIVE COMPENSATION

2013 Summary Compensation Table

This table shows the compensation of DeVry’s Chief Executive Officer, Chief Financial Officer and each of the other NEOs for fiscal years 2013, 2012 and 2011, which ended June 30, 2013, June 30, 2012 and June 30, 2011, respectively.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Daniel Hamburger	2013	835,662	1,601,695	(5)	2,935,450	(5)	764,160	107,443 (6)	6,244,410
Chief Executive Officer and	2012	848,462	1,337,960		2,625,000	(5)	123,450	112,389 (6)	5,047,261
President	2011	788,067	1,336,218		2,479,500	(5)	867,000	101,698 (6)	5,572,483

Timothy J. Wiggins	2013	405,385	398,180		370,227		202,515	41,563 (7)	1,417,870
Senior Vice President,	2012	200,000	889,178		209,870		31,515	29,241 (7)	1,359,804
Chief Financial Officer and
Treasurer

Susan Groenwald	2013	266,724	437,195		127,277		194,274	35,694 (8)	1,061,164
President, Chamberlain College of Nursing

David J. Pauldine	2013	455,552	422,997		393,437		165,691	53,198 (9)	1,490,875
President, DeVry University	2012	456,477	252,735		562,625		88,833	52,818 (9)	1,413,488
	2011	417,840	215,358		490,115		318,597	46,113 (9)	1,488,023

Steven Riehs	2013	340,012	211,498		196,719		179,118	44,057 (10)	971,404
President, DeVry Medical	2012	335,004	126,575		282,188		68,481	39,130 (10)	851,378
International and President,	2011	309,179	126,456		288,035		181,461	31,653 (10)	936,784
International and Professional Education

(1)	This column shows the salaries paid by DeVry to its NEOs in fiscal years 2013, 2012 and 2011. The following NEOs have elected to defer a portion of their salary under the Deferred Plan: Mr. Hamburger — $58,496 for 2013, $55,023 for 2012 and $47,284 for 2011; Mr. Wiggins — $4,070 for 2013 and $0 for 2012; Mr. Pauldine — $27,333 for 2013, $27,389 for 2012 and $25,070 for 2011; Dr. Groenwald — $5,587 for 2013; and Mr. Riehs — $11,948 for 2013, $8,331 for 2012 and $7,833 for 2011. Amounts shown are inclusive of these deferrals.

(2)

The amounts reported in the Stock Awards column represent the grant date fair value of awards of both Performance Shares and Full-Value Shares, which is an estimated value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, granted in fiscal year 2013, 2012 and 2011 to each of the NEOs. The grant date fair values of the Performance Shares are based on the probable outcome of the performance conditions to which the Performance Shares are subject, and the shares the recipient would receive under such outcome. The number of Performance Shares granted was: Mr. Hamburger — 47,040 in August 2012, 32,240 in August 2011 and 34,870 in August 2010; Mr. Wiggins — 10,750 in August 2012 and 2,430 in February 2012; Mr. Pauldine — 11,420 in August 2012, 6,090 in August 2011 and 5,620 in August 2010; Dr. Groenwald — 3,700 in August 2012 and 9,870 in May 2013; and Mr. Riehs — 5,710 in August 2012, 3,050 in August 2011 and 3,300 in August 2010. Details regarding fiscal year 2013 stock awards can be found in the tables “2013 Grants of Plan-Based Awards” and “2013 Outstanding Equity Awards At Fiscal Year-End.” See “Note 4: Stock-Based Compensation” to DeVry’s consolidated financial statements set forth in the Form 10-K for fiscal year 2013, filed with the SEC on August 29, 2013, “Note 3: Stock-Based Compensation” to DeVry’s consolidated financial statements set forth in the Form 10-K for fiscal year 2012, filed with the SEC on August 28, 2012, and “Note 3: Stock-Based Compensation” to

DeVry’s consolidated financial statements set forth in the Form 10-K for fiscal year 2011, filed with the SEC on August 26, 2011 for the assumptions made in the valuations of these awards. The number of Full-Value Shares granted was: Mr. Hamburger — 28,230 in August 2012 and 6,850 in February 2013; Mr. Wiggins — 10,750 in August 2012; Mr. Pauldine — 11,420 in August 2012; Dr. Groenwald — 3,700 in August 2012; and Mr. Riehs — 5,710 in August 2012. As described in footnote 5 below, the amount for Mr. Hamburger for fiscal year 2013 includes an award made on February 13, 2013 of 6,850 Full-Value Shares that was intended as a partial “make-whole” replacement award for certain prior stock option awards that were unfulfilled. The grant date fair value of this award was $209,199.

(3)	The amounts reported in the Options Awards column represent the grant date fair value, which is an estimated value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, for fiscal years 2013, 2012 and 2011, of outstanding option awards to each of the NEOs. As further discussed in footnote 5 below, the amounts for Mr. Hamburger for fiscal years 2011 and 2012 were adjusted to reflect the prior unfulfilled stock option awards. The amount for Mr. Hamburger for fiscal year 2013 includes an award of 117,015 Stock Appreciation Rights (“SARs”) made to him on February 13, 2013 as a partial “make-whole” replacement award for the unfulfilled option awards. The grant date fair value of this award was $1,124,955. See “Note 4: Stock-Based Compensation” to DeVry’s consolidated financial statements set forth in the Form 10-K for fiscal year 2013, filed with the SEC on August 29, 2013, “Note 3: Stock-Based Compensation” to DeVry’s consolidated financial statements set forth in the Form 10-K for fiscal year 2012, filed with the SEC on August 28, 2012, “Note 3: Stock-Based Compensation” to DeVry’s consolidated financial statements set forth in the Form 10-K for fiscal year 2011, filed with the SEC on August 26, 2011 for the assumptions made in the valuations of these awards.

(4)	The MIP compensation reported in this column was earned in fiscal years 2013, 2012 and 2011 and paid in fiscal years 2014, 2013 and 2012, respectively, based upon the MIP guidelines. The NEOs have elected to defer a portion of their MIP compensation under the Deferred Plan, as follows: Mr. Hamburger — $0 for 2013, $0 for 2012 and $0 for 2011; Mr. Wiggins — $0 for 2013 and $3,151 for 2012; Mr. Pauldine — $24,854 for 2013, $13,325 for 2012 and $47,790 for 2011; Dr. Groenwald — $0 for 2013; and Mr. Riehs — $0 for 2013, $0 for 2012 and $18,146 for 2011. Amounts shown are inclusive of these deferrals.

(5)	As a result of certain stock option awards to Mr. Hamburger in fiscal years 2009, 2011, 2012 and 2013 that exceeded the 150,000 share annual award limit set forth in the 2005 Incentive Plan, a portion of each stock option award was unfulfilled. In order to make Mr. Hamburger whole for the intended awards that could not be made, the Compensation Committee, on February 13, 2013, granted Mr. Hamburger awards for 117,015 SARs and 6,850 Full-Value Shares. Information about the initial option awards and replacement SAR awards is shown in the following table:

Initial Option Grant Date	# of Options Awarded	Grant Date Fair Value of Initial Option Award	# of Options Unfulfilled	Adjustment to Grant Date Fair Value for Unfulfilled Awards	# of Make-Whole SARs	Grant Date Fair Value of SARs
8/28/2008	195,200	$4,579,392	45,200	$(1,060,392)	45,200	$384,652
8/27/2010	184,100	$3,043,173	34,100	$(563,673)	34,100	$329,406
8/24/2011	170,000	$2,978,500	20,200	$(353,500)	20,200	$209,474
8/29/2012	255,425	$1,943,784	17,515	$(133,289)	17,515	$201,423

			117,015		117,015

The amounts shown in the Option Awards column of the 2013 Summary Compensation Table for fiscal years 2011, 2012 and 2013 reflect (i) the adjustment to the initial grant date fair value resulting from the unfulfilled stock options for fiscal years 2011 and 2012; and (ii) for fiscal year 2013, the aggregate grant date fair value of the SAR awards ($1,124,955), in each case as shown in the above table. The amount shown in the Stock Awards column of the 2013 Summary Compensation Table for fiscal year 2013 includes the $209,199 grant date fair value of the additional 6,850 Full-Value Shares granted on February 13, 2013.

For more information, please see the discussion in the “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Incentive Compensation — Stock Appreciation Rights and Full-Value Shares to Mr. Hamburger” beginning on page 28.

(6)	All other compensation reported for Mr. Hamburger, for fiscal years 2013, 2012 and 2011 respectively, represents (i) DeVry’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $16,375 for 2013, $19,679 for 2012 and $16,606 for 2011; (ii) DeVry’s contributions credited under the Deferred Plan, $65,405 for 2013, $74,506 for 2012 and $71,264 for 2011; (iii) car allowance, $4,083 for 2013, $4,240 for 2012 and $4,083 for 2011; (iv) group life insurance, $810 for 2013, $841 for 2012 and $156 for 2011; (v) executive medical benefits, $10,007 for 2013, $13,122 for 2012 and $9,590 for 2011; and (vi) cash dividend equivalent payments on unvested restricted stock units, $10,763 for 2013.

(7)	All other compensation reported for Mr. Wiggins, for fiscal years 2013 and 2012, represents (i) DeVry’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $12,953 for 2013 and $6,338 for 2012; (ii) DeVry’s contributions credited under the Deferred Plan, $7,441 for 2013; (iii) group life insurance, $1,834 for 2013 and $903 for 2012; (iv) personal financial planning services, $6,000 for 2013 and $2,000 for 2012; (v) cash dividend equivalent payments on unvested restricted stock units, $13,335 for 2013; and (vi) a $20,000 signing bonus for 2012.

(8)	All other compensation reported for Dr. Groenwald, for fiscal year 2013 represents (i) DeVry’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $16,814 for 2013; (ii) DeVry’s contributions credited under the Deferred Plan, $8,770 for 2013; (iii) group life insurance, $2,646 for 2013; (iv) personal financial planning services, $6,000 for 2013; and (v) cash dividend equivalent payments on unvested restricted stock units, $1,464 for 2013.

(9)	All other compensation reported for Mr. Pauldine, for fiscal years 2013, 2012 and 2011 respectively, represents (i) DeVry’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $16,607 for 2013, $18,326 for 2012 and $16,397 for 2011; (ii) DeVry’s contributions credited under the Deferred Compensation Plan, $24,898 for 2013, $23,713 for 2012 and $22,070 for 2011; (iii) leased car value, $3,917 for 2013, $4,068 for 2012 and $3,917 for 2011; (iv) group life insurance, $2,095 for 2013, $1,594 for 2012 and $1,017 for 2011; (v) executive medical benefits, $1,798 for 2013, $5,117 for 2012 and $2,712 for 2011; and (vi) cash dividend equivalent payments on unvested restricted stock units, $3,883 for 2013.

(10)	All other compensation reported for Mr. Riehs, for fiscal years 2013, 2012 and 2011 respectively, represents (i) DeVry’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $16,653 for 2013, $17,668 for 2012 and $16,320 for 2011; (ii) DeVry’s contributions credited under the Deferred Plan, $12,668 for 2013, $8,948 for 2012 and $8,616 for 2011; (iii) car allowance, $6,000 for 2013, $6,231 for 2012 and $6,000 for 2011; (iv) group life insurance, $795 for 2013, $784 for 2012 and $717 for 2011; (v) personal financial planning services, $6,000 for 2013, $5,500 for 2012 and $0 for 2011; and (vi) cash dividend equivalent payments on unvested restricted stock units, $1,941 for 2013.

Employment Agreement with Mr. Hamburger

DeVry and Mr. Hamburger are parties to an employment agreement dated as of November 15, 2006, which provides for (i) an initial salary of $675,000 per year, subject to annual increases (but no decreases), (ii) an annual cash incentive under the MIP targeted at 100% of base salary, (iii) benefits and perquisites made available to senior management generally, and (iv) reimbursement of expenses consistent with DeVry’s policy in effect from time to time.

Employment Agreements with Mr. Pauldine, Dr. Groenwald, Mr. Riehs and Mr. Wiggins

Effective October 12, 2009, DeVry entered into an employment agreement with Mr. Pauldine. Effective September 1, 2011, DeVry entered into a similar employment agreement with Dr. Groenwald. Effective January 3, 2012, DeVry entered into a similar employment agreement with Mr. Wiggins. Effective May 17, 2013, DeVry entered into a similar employment agreement with Mr. Riehs. Each of these employment agreements provides for (i) a base salary, subject to annual increases (but no decreases unless in the case of an across-the-board percentage reduction affecting all executives equally at the NEO’s respective level); (ii) an annual cash incentive under the MIP targeted as a percentage of base salary; (iii) benefits and perquisites made available to senior management generally; (iv) reimbursement of expenses consistent with DeVry’s policy in effect from time to time; and (v) severance benefits that will be provided upon certain terminations of employment, which are described beginning on page 40 under the caption “2013 Potential Payments Upon Termination or Change-in-Control.”

Stock Appreciation Rights and Full-Value Shares Awards Granted to Mr. Hamburger

As described under the caption “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Incentive Compensation — Stock Appreciation Rights and Full-Value Shares Awards Granted to Mr. Hamburger” beginning on page 28, DeVry granted certain SARs and Full-Value Shares to Mr. Hamburger on February 13, 2013 to replace the value of previously unfulfilled stock option awards.

2013 Grants of Plan-Based Awards

This table sets forth information for each NEO with respect to (1) estimated future payouts under non-equity incentive plan awards that could have been earned for fiscal year 2013, (2) estimated future payouts under equity incentive plan awards granted in fiscal year 2013, (3) stock options and SARs granted in fiscal year 2013 and (4) Full-Value Shares granted in fiscal year 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)(3)	Target ($)(4)	Maximum ($)(5)	Threshold (#)(6)	Target (#)(7)	Maximum (#)(8)	Stock or Units (#)		Options (#)(9)		($/sh) (10)	Option Awards(11)
Daniel M. Hamburger		419,730	839,460	1,678,920
	8/29/2012				37,632	47,040	56,448						$867,418
	8/29/2012									237,910		18.60	$1,810,495
	8/29/2012							28,230				18.60	$525,078
	2/13/2013							6,850	(12)			30.54	$209,199
	2/13/2013									117,015	(12)	(12)	$1,124,954
Timothy J. Wiggins		122,100	244,200	488,400
	8/29/2012				8,600	10,750	12,900						$198,230
	8/29/2012									48,650		18.60	$370,227
	8/29/2012							10,750				18.60	$199,950
Susan Groenwald		95,000	190,000	380,000
	8/29/2012				2,960	3,700	4,400						$68,228
	5/15/2013				7,896	9,870	11,844						$300,147
	8/29/2012									16,725		18,60	$127,277
	8/29/2012							3,700				18.60	$68,820
David J. Pauldine		160,522	321,044	642,088
	8/29/2012				9,136	11,420	13,704						$210,585
	8/29/2012									51,700		18.60	$393,437
	8/29/2012							11,420				18.60	$212,412
Steven Riehs		120,000	240,000	480,000
	8/29/2012				4,568	5,710	6,852						$105,292
	8/29/2012									25,850		18.60	$196,719
	8/29/2012							5,710				18.60	$106,206

(1)	Payouts under the MIP were based on performance in fiscal year 2013. Therefore, the information in the “Threshold”, “Target” and “Maximum” columns reflect the range of potential payouts when the performance goals were set in September 2012. The amounts actually paid under the MIP for fiscal year 2013 appear in the “Non-Equity Incentive Plan Compensation” column of the 2013 Summary Compensation Table.

(2)	Performance-based restricted stock units, referred to within DeVry as “Performance Shares”, were issued as part of the fiscal year 2013 annual incentive award under the Incentive Plan of 2005. Performance Shares are paid out at the end of the three-year performance period if certain performance goals are achieved.

(3)	Pursuant to the MIP, performance below a performance goal threshold will result in no payment with respect to that performance goal. If a performance goal threshold is met or exceeded, then the performance would result in a payment ranging from the threshold amount (50% of the Target) to the maximum amount (200% of target) for such performance goal, depending upon the level at which the performance goal had been attained.

(4)	The amount shown in this column represents the target incentive payment under the MIP, which is calculated as a set percentage of base salary.

(5)	Pursuant to the MIP, the amount shown in this column represents the maximum incentive payment, 200% of the Target.

(6)	At the end of the three-year performance period, participants can earn a threshold of 80% of the target number of Performance Shares if threshold level performance is attained during the three-year performance period for each of the academic-focused student outcome goals established for each institution. If performance is below threshold for any individual academic focused student outcome measures, 0% of the Performance Shares will vest for that component of the awards. Straight line interpolation will be used to determine achievement between threshold and target. A minimum of 10.0% three-year average Return on Invested Capital (“ROIC”) must be attained during fiscal year 2013-2015 or else no Performance Shares will vest whatsoever, regardless of the academic-focused student outcome performance.

(7)	At the end of the three-year performance period, participants can earn a target of 100% of the target number of Performance Shares if target level performance is attained during the three-year performance period for each of the academic-focused student outcome goals established for each institution. A minimum of 10.0% three-year average ROIC must be attained during fiscal year 2013-2015 or else no Performance Shares will vest whatsoever, regardless of the academic-focused student outcome performance.

(8)	At the end of the three-year performance period, participants can earn a maximum of 120% of the target number of Performance Shares if maximum level performance is attained during the three-year performance period for each of the academic-focused student outcome goals established for each institution. If performance is at or above maximum for any individual academic focused student outcome measures, 120% of the Performance Shares will vest for that component of the awards. Straight line interpolation will be used to determine achievement between target and maximum.

(9)	Stock option awards on August 29, 2012 were issued as part of the annual incentive award under the Incentive Plan of 2005, which become exercisable at 25% per year for four years and have a maximum term of ten years.

(10)	All options granted to the NEOs on August 29, 2012 have an exercise price equal to the closing sales price of the Common Stock on the date of grant.

(11)	This column shows the grant date fair value of Performance Shares (assuming payout at target value) and stock options granted to each of the NEOs in fiscal year 2013, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which was $7.61 for stock options and $18.44 for Performance Shares. Also see “Note 4: Stock-Based Compensation” to the Consolidated Financial Statements contained in DeVry’s Annual Report on Form 10-K for the year ended June 30, 2013, filed with the SEC on August 29, 2013, for an explanation of the assumptions made by DeVry in the valuation of stock option awards.

(12)	Please refer to Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Incentive Compensation — Stock Appreciation Rights and Full-Value Shares to Mr. Hamburger” beginning on page 28 for a discussion and the grant of SARs and Full-Value Shares to Mr. Hamburger on February 13, 2013. The 6,850 Full-Value Shares vest 25% on August 29, 2013, 2014, 2015 and 2016. The exercise price, vesting schedule and expiration dates of the SARs are:

•	45,200 SARs, which are fully vested, have an exercise price of $51.23 and have an expiration date of August 28, 2018.

•

34,100 SARs, 50% of which were vested on the grant date, 25% of which vested on August 27, 2013 and 25% of which will vest on August 27, 2014. These SARs have an exercise price of $38.71 and have an expiration date of August 27, 2020.

•

20,200 SARs, 25% of which were vested on the grant date, 25% of which vested on August 24, 2013 and 25% of which will vest on each of August 24, 2014 and August 24, 2015. These SARs have an exercise price of $41.87 and have an expiration date of August 24, 2021.

•

17,515 SARs, 25% of which vested on August 29, 2013 and 25% of which will vest on each subsequent anniversary thereof. These SARs have an exercise price of $30.54 and have an expiration date of August 29, 2022.

2013 Outstanding Equity Awards at Fiscal Year-End

This table sets forth information for each NEO with respect to (i) each grant of options and SARs to purchase DeVry Common Stock that was made at any time, has not yet been exercised, and remained outstanding at June 30, 2013 and (ii) unvested Full-Value Shares and Performance Shares as of June 30, 2013.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(4)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(7)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(10)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(11)
Daniel Hamburger	30,000	(2)	0		21.40	06/15/2015
	45,750	(1)	0		21.62	10/03/2016
	50,000	(1)	0		28.80	02/06/2017
	110,000	(1)	0	(1)	34.53	08/31/2017
	150,000	(5)	0	(5)	51.23	08/28/2018
	87,318	(3)	29,107	(3)	52.28	08/28/2019
	74,758	(5)	75,242	(5)	38.71	08/27/2020
	37,428	(5)	112,572	(5)	41.87	08/24/2021
	45,200	(6)	0	(6)	51.23	08/28/2018
	17,292	(6)	16,808	(6)	38.71	08/27/2020
	5,122	(6)	15,078	(6)	41.87	08/24/2021
	0	(6)	17,515	(6)	30.54	08/29/2022
	0	(5)	237,190	(5)	18.60	08/29/2022	35,080	1,088,182	(9)	114,150	3,540,933
Timothy J. Wiggins	3,393		10,182		36.99	02/24/2022
	0		48,650		18.60	08/29/2022	26,973	836,702		13,180	383,717
Susan Groenwald	2,000		0		19.45	01/03/2016
	900		0		21.62	10/03/2016
	2,000		0		34.53	08/31/2017
	1,525		0		51.23	08/28/2018
	1,875		625		52.28	08/28/2019
	3,575		3,575		38.71	08/27/2020
	1,987		5,963		41.87	08/24/2021
	0		16,725		18.60	08/29/2022	3,987	123,677		16,430	509,659
David J. Pauldine	26,480	(1)	0		21.76	10/24/2015
	18,000	(1)	0		21.62	10/03/2016
	31,000	(1)	0	(1)	34.53	08/31/2017
	25,625	(3)	0	(3)	51.23	08/28/2018
	12,216	(3)	5,984	(3)	52.28	08/28/2019
	14,825	(3)	14,825	(3)	38.71	08/27/2020
	8,037	(3)	24,113	(3)	41.87	08/24/2021
	0		51,700		18.60	08/29/2022	11,420	354,248		23,130	538,321
Steven Riehs	1,373	(1)	0		15.75	11/15/2014
	1,812	(2)	0		21.40	06/15/2015
	4,955	(1)	0		21.62	10/03/2016
	9,036	(1)	0	(1)	34.53	08/31/2017
	15,025	(3)	0	(3)	51.23	08/28/2018
	7,734	(3)	3,916	(3)	52.28	08/28/2019
	8,712	(3)	8,713	(3)	38.71	08/27/2020
	4,031		12,094	(3)	41.87	08/24/2021
	0		25,850		18.60	08/29/2022	5,710	177,124		12,060	274,372

(1)	Options vest 20% per year over the first five years of the 10-year option term.

(2)	Options vested 100% on date of grant of the 10-year option term.

(3)	Options vest 25% per year over the first four years of the 10-year option term.

(4)	All options were granted at market value on the date of grant based on the closing market price of the Common Stock for such date as reported in The Wall Street Journal.

(5)	The option information reflects the outstanding options after adjustment to reflect the unfulfilled options that were initially granted. Please refer to “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Incentive Compensation — Stock Appreciation Rights and Full-Value Shares to Mr. Hamburger” beginning on page 28 for a discussion of this issue.

(6)	On February 13, 2013, Mr. Hamburger was granted 117,015 SARs. The applicable vesting schedule for the unvested SARs and the expiration dates for all SARs are as follows: (i) 8,646 vest on August 27, 2013, 8,162 vest on August 27, 2014 and all expire on August 27, 2020; (ii) 5,122 vest on August 24, 2013, 5,122 vest on August 24, 2014 and 4,834 vest August 24, 2015 and all expire on August 24, 2021; and (iii) 4,473 vest on each of August 29, 2013, 2014 and 2015, 4,096 vest on August 29, 2016 and all expire on August 29, 2022.

(7)	Represents Full-Value Shares, 25% of which vest on each of the first four anniversaries of the date of grant.

(8)	Represents the value derived by multiplying the number of shares of Common Stock covered by Full-Value Shares granted by $31.02 (the closing market price of DeVry’s Common Stock as reported in The Wall Street Journal for June 28, 2013).

(9)	This amount includes 6,850 Full-Value Shares granted to Mr. Hamburger on February 13, 2013 as a partial “make-up” replacement award for certain stock option awards that were unfulfilled. Please refer to “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Incentive Compensation — Stock Appreciation Rights and Full-Value Shares to Mr. Hamburger” beginning on page 28 for a discussion of this issue.

(10)	Represents all Performance Share awards held by the NEOs as of June 30, 2013, which vest on August 27, 2013, August 24, 2014, August 29, 2015 or August 29, 2016.

(11)	Represents the value derived by multiplying the number of shares of Common Stock covered by the Performance Shares by $31.02 (the closing market price of DeVry’s Common Stock as reported in The Wall Street Journal for June 28, 2013). The value provided assumes a Performance Share payout at target value.

2013 Option Exercises and Stock Vested

This table sets forth information concerning (1) the exercise during fiscal year 2013 of options to purchase shares of Common Stock by each of the NEOs, (2) the dollar amount realized on exercise of the exercised options, (3) the vesting during fiscal year 2013 of Performance Shares, and (4) the dollar amount realized on vesting of Performance Shares.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Daniel M. Hamburger	0	0	27,540	526,565
Timothy J. Wiggins	0	0	5,407	169,347
Susan Groenwald	0	0	439	8,394
David J. Pauldine	11,025	121,385	4,307	82,350
Steven Riehs	0	0	2,759	52,752

(1)	Value Realized on Exercise. If the exercise was executed as part of a cashless transaction where the shares acquired were immediately sold, this represents the difference between the sales price of the shares acquired and the option exercise price multiplied by the number of shares of Common Stock covered by the options exercised. If the exercise was executed as part of a buy and hold transaction, this represents the difference between the closing market price of the Common Stock as reported in The Wall Street Journal for the date of exercise of the option and the option exercise price multiplied by the number of shares of Common Stock covered by the options held.

(2)	Value Realized on Vesting. For each NEO, other than Mr. Wiggins and Dr. Groenwald, these amounts represent Performance Shares originally granted in August 2009 that vested in fiscal year 2013. For Mr. Wiggins, these amounts represent Full-Value Shares originally granted in February 2012 that vested in February 2013. For Dr. Groenwald, these amounts represent Full-Value Shares originally granted in August 2008 and August 2009 that vested in August 2012. The value represents the closing market price of the Common Stock as reported in The Wall Street Journal for the date of vesting.

2013 Nonqualified Deferred Compensation

This table sets forth the contributions by each NEO and DeVry for fiscal year 2013, the earnings accrued on each NEO’s account balance in 2013 and the account balance at June 30, 2013 under the Deferred Plan.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Employer Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings/ (Loss) in Last Fiscal Year ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
Daniel Hamburger	58,496	65,405	136,052	1,099,526
Timothy J. Wiggins	7,222	7,441	444	17,070
Susan Groenwald	5,587	8,770	606	17,583
David J. Pauldine	40,658	24,898	71,909	636,805
Steven Riehs	11,948	12,668	5,288	180,964

(1)	Executive Contributions in Last Fiscal Year. The amount of executive contributions made by each NEO and reported in this column is included in each NEO’s compensation reported on the 2013 Summary Compensation Table, either in the “Salary” or “Non-Equity Incentive Plan Compensation” column. See footnotes 1 and 3 of the 2013 Summary Compensation Table for specific deferrals made by each NEO.

(2)	Employer Contributions in Last Fiscal Year. The amount of DeVry contributions made and reported in this column is included in each NEO’s compensation reported on the 2013 Summary Compensation Table in the “All Other Compensation” column.

(3)	Aggregate Earnings/(Loss) in Last Fiscal Year. These amounts represent the earnings in the Deferred Plan for fiscal year 2013. These amounts are not reported in the 2013 Summary Compensation Table.

(4)	Aggregate Balance at Last Fiscal Year End. The aggregate balance as of June 30, 2013 reported in this column for each NEO reflects amounts that either are currently reported or were previously reported as compensation in the 2013 Summary Compensation Table for current or prior years, except for the aggregate earnings on deferred compensation.

Deferred Compensation Plan

The Deferred Plan covers Directors and selected key colleagues approved for participation by the Compensation Committee. All of the named executive officers are eligible to participate in the Plan. Under the Deferred Plan as it applies to colleagues, participants may make an advance election to defer up to 50% of salary and up to 100% of annual cash incentive (MIP) compensation until termination of service with DeVry or certain other specified dates. DeVry credits matching contributions to participants’ accounts under the Deferred Plan to the extent they have elected to defer the maximum amount under DeVry’s Success Sharing Retirement Plan and their matching contributions to the Success Sharing Retirement Plan are limited by applicable Internal Revenue Code provisions. DeVry may also credit participants’ accounts with discretionary success sharing contributions. Participants are fully vested in their own deferral and matching contributions, plus earnings, and will vest in discretionary contributions, if any, as determined by the Compensation Committee. Participants may elect to have their Deferred Plan accounts credited with earnings based on various investment choices made available by the Compensation Committee for this purpose. Participants may elect to have account balances paid in a lump sum or in installments. Distributions are generally made or commence in January of the year following termination of employment (but not earlier than six months after termination) or January of the year in which the specified payment date occurs. In the event of death before benefits commence, participants’ accounts will be paid to their beneficiaries in a lump sum.

2013 Potential Payments Upon Termination or Change-in-Control

DeVry provides benefits to certain of the NEOs upon termination of employment from DeVry in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, DeVry’s equity compensation plans and the stock award agreements used to implement them provide for accelerated vesting of outstanding stock awards in the event of a change in control of DeVry, regardless of whether a termination of employment occurs.

Employment Agreements

Mr. Hamburger

The employment agreement of Mr. Hamburger was effective as of November 15, 2006, in connection with his assumption of the duties of President and Chief Executive Officer of DeVry. The employment agreement provides that either party may terminate Mr. Hamburger’s employment upon 180 days advance notice, except that DeVry may terminate his employment immediately for any reason, Mr. Hamburger may terminate his employment immediately for “good reason”, and his employment will automatically terminate immediately in the event of death or disability. The agreement provides the following severance benefits:

•

If a change in control of DeVry has not occurred and Mr. Hamburger’s employment is terminated for reasons other than by DeVry for “cause” or due to retirement at age 65, he is entitled to an immediate payment equal to 12 times his monthly base salary.

•	If at any time Mr. Hamburger terminates his employment for “good reason,” he is entitled to an immediate payment equal to 12 times his monthly base salary.

•	If DeVry terminates Mr. Hamburger’s employment following a change in control of DeVry, he is entitled to the following:

i. an immediate payment equal to 24 times his monthly base salary;

ii. an immediate payment equal to a pro rata portion of the average MIP award paid to him for the two years prior to his termination; and

iii. immediate vesting of all outstanding stock options.

For purposes of the agreement:

(i) “cause” means Mr. Hamburger’s conviction of a felony or a crime involving monies, other property, fraud or embezzlement; (ii) “good reason” exists if Mr. Hamburger is not accorded the duties and responsibilities described in the agreement, if his duties or responsibilities are materially or substantially reduced, if he is not paid amounts owed under the agreement within 10 days notice to DeVry, or if DeVry otherwise breaches the agreement; (iii) “disability” means a physical or mental disability that causes Mr. Hamburger to be unable to perform his duties under the agreement for a period of 180 days; and (iv) “change in control” means a sale of substantially all of DeVry’s assets or the acquisition by another entity of a majority of DeVry’s Common Stock.

Mr. Pauldine, Dr. Groenwald, Mr. Riehs and Mr. Wiggins

DeVry entered into substantially similar employment arrangements with Mr. Wiggins on December 14, 2011 (effective January 3, 2012), with Mr. Pauldine on October 12, 2009, with Dr. Groenwald on September 1, 2011 and with Mr. Riehs on May 17, 2013. These employment agreements provide, among other things, that if the NEO’s employment with DeVry is terminated by DeVry without “cause” or by the NEO with “good reason” and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

•

in the cases of Messrs. Wiggins, Pauldine and Riehs one and one-half times the sum of the NEO’s base salary plus “MIP target,” payable in 18 equal monthly payments and in the case of Dr. Groenwald one times the sum of the NEO’s base salary plus “MIP target” payable in 12 equal monthly payments;

•

a pro-rated “MIP award” (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance for the relevant fiscal year paid in a lump sum at the time MIP awards are paid to other colleagues;

•

in the cases of Messrs. Wiggins, Pauldine and Riehs, 18 months of continued health benefit plan coverage at active employee rates following the termination date, and in the case of Dr. Groenwald, 12 months of continued health benefit plan coverage at active colleague rates following the termination date; and

•	access to, in the case of Messrs. Wiggins, Pauldine and Riehs a nine-month, in the case of Dr. Groenwald a six-month senior executive level outplacement program at DeVry’s sole expense.

In the case of Mr. Pauldine, Mr. Riehs and Mr. Wiggins, their employment arrangements also provide that if their termination occurs after the day that is 18 months prior to their 55th birthday they will be treated as having been terminated due to “retirement” for purposes of all outstanding stock options and other equity awards that include a definition of the term “retirement,” including both those outstanding on the date of the employment agreement and those thereafter granted.

In addition, the employment arrangements provide that if the NEO’s employment with DeVry is terminated by DeVry without “cause” or by the NEO with “good reason” during a “change in control period” and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

•

in the cases of Messrs. Wiggins, Pauldine and Riehs two times the sum of the NEO’s base salary plus “MIP target,” payable in 24 equal monthly payments and in the case of Dr. Groenwald one and one half times the sum of the NEO’s base salary plus “MIP target” payable in 18 equal monthly installments;

•

a pro-rated “MIP award” (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance paid in a lump sum at the time MIP awards are paid to other employees;

•

in the cases of Messrs. Wiggins, Pauldine and Riehs 24 months of continued health benefit plan coverage at active employee rates following the termination date and in the case of Dr. Groenwald 18 months of continued health benefit plan coverage at active employee rates following the termination date; and

•

in the cases of Messrs. Wiggins, Pauldine and Riehs access to a 12 month senior executive level outplacement program at DeVry’s sole expense and in the case of Dr. Groenwald access to a 9 month senior executive level outplacement program at DeVry’s sole expense.

For purposes of these employment agreements:

(i) “cause” means (A) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, fraud, illegal drug use or breach of fiduciary duty, (B) willful failure to perform duties as reasonably directed by the CEO or the CEO’s designee, (C) the NEO’s gross negligence or willful misconduct with respect to the performance of the NEO’s duties under the employment agreement, (D) obtaining any personal profit not fully disclosed to and approved by DeVry’s Board of Directors in connection with any transaction entered into by, or on behalf of, DeVry, or (E) any other material breach of the employment agreement or any other agreement between the NEO and DeVry; (ii) “change in control period” means the period commencing on the date of a “Change in Control” (as defined in the DeVry Inc. Incentive Plan of 2005) and ending on the 12-month anniversary of such date; (iii) “good reason” means, without the NEO’s consent, (A) material diminution in title, duties, responsibilities or authority, (B) reduction of base salary, MIP target or colleague benefits except for across-the-board changes for executives at the NEO’s level, (C) exclusion from executive benefit/compensation plans, (D) material breach of the employment agreement that DeVry has not cured within 30 days after the NEO has provided DeVry notice of the material breach which shall be given within 60 days of the NEO’s knowledge of the occurrence of the material breach, or (E) resignation in compliance with securities, corporate governance or other applicable law (such as the US Sarbanes-Oxley Act) as specifically applicable to the NEO; (iv) “MIP award” means the amount actually granted the NEO under the MIP, as in effect from time to time, upon the achievement of specific DeVry-wide and personal performance goals of the NEO that will be determined each fiscal year by the NEOs direct supervisor and/or the Compensation Committee as necessary and appropriate to comply with DeVry policy; and (v) “MIP target” means the percentage of the NEO’s base salary established as the target under the MIP, as adjusted from time to time.

Equity Award Plans

The equity award agreements under which options, SARs, Performance Shares and Full-Value Shares are held by colleagues, including the NEOs, provide for the immediate vesting of unvested options and Full-Value Shares and of Performance Shares at the target levels in the event of a change in control of DeVry. The provisions of the equity award agreements under which options, SARs, Performance Shares and Full-Value Shares were granted to employees, including the NEOs, provide the following:

•

If the participant’s employment is terminated due to death or disability (as defined in the agreement), options and SARs will become fully vested and exercisable for the remaining term of the option, Full-Value Shares will fully vest, and Performance Shares will continue to vest in accordance with their terms.

•

If the participant’s employment terminates due to mutual agreement, the participant will be credited with one additional year of service for the purpose of determining vesting of options, SARs and Full-Value Shares, and the options and SARs will be exercisable until the earlier of one year from termination or the expiration of the term of the option.

•

If the participant’s employment terminates due to retirement, options and SARs will continue to vest and be exercisable, and Full-Value Shares and Performance Shares will continue to vest in accordance with their respective terms. Retirement means the participant’s termination without cause after age 55 when the sum of his or her age and full years of service equals or exceeds 65.

2013 Potential Severance Payments

The tables set forth below quantify the additional benefits as described above that would be paid to each NEO under the following termination of employment or change in control events, had such an event occurred on June 30, 2013.

Termination of Employment — No Change in Control

Name:	Daniel Hamburger	Timothy J. Wiggins	Susan Groenwald	David J. Pauldine	Steven Riehs
Salary:	$839,460	$610,500	$380,000	$687,953	$600,000
MIP Target Amount:	0	366,300	190,000	481,567	420,000
Pro-Rated MIP:	0	202,515	194,274	165,691	179,118
Continued Health Coverage:	0	16,424	10,675	16,424	16,424
Outplacement Services:	0	22,500	15,000	22,500	22,500

Termination of Employment Following a Change in Control

Name:	Daniel Hamburger	Timothy J. Wiggins	Susan Groenwald	David J. Pauldine	Steven Riehs
Salary:	$1,678,920	$814,000	$570,000	$917,270	$800,000
MIP Target Amount:	0	488,400	285,000	642,089	560,000
Pro-Rated MIP:	443,805	202,515	194,274	165,691	179,118
Continued Health Coverage:	0	21,899	16,012	21,899	21,899
Outplacement Services:	0	30,000	22,500	30,000	30,000
Value of Vesting of Unvested Stock Options, Performance Shares and Full-Value Shares (1):	7,592,364	1,824,653	841,060	1,534,683	772,553

(1)	The outstanding equity awards vest upon a change of control. The value of the options and SARs is based on the difference between the exercise price and $31.02 (the closing market price of the Common Stock for June 28, 2013 as reported in The Wall Street Journal). The value of the Performance Shares and Full-Value Shares is based on the closing market price of the Common Stock for June 28, 2013 as reported in The Wall Street Journal. Performance Shares vest at the target level.

Change in Control — No Termination of Employment

Name:	Daniel Hamburger	Timothy J. Wiggins	Susan Groenwald	David J. Pauldine	Steven Riehs
Value of Vesting of Unvested Stock Options, Performance Shares and Full-Value Shares (1):	$7,592,364	$1,824,653	$841,060	$1,534,683	$772,553

(1)	The value of the unvested stock options and SARs is based on the difference between the exercise price and $31.02 (the closing market price of the Common Stock for June 28, 2013 as reported in The Wall Street Journal). The value of Performance Shares and Full-Value Shares is based on the closing market price of the Common Stock for June 28, 2013 as reported in The Wall Street Journal. Performance Shares vest at target level.

EQUITY COMPENSATION PLAN INFORMATION

DeVry currently maintains four equity compensation plans: the 1994 Stock Incentive Plan, the 1999 Stock Incentive Plan, the 2003 Stock Incentive Plan and the DeVry Inc. Incentive Plan of 2005. DeVry’s shareholders have approved each of these plans.

The following table summarizes information, as of June 30, 2013, relating to these equity compensation plans under which DeVry’s Common Stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, awards, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, awards, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders	4,512,651	$32.64	2,128,086
Equity compensation plans not approved by security holders	—	—	—

Total	4,512,651	$32.64	2,128,086

(1)	The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options or SARs and other equity awards granted under the shareholder-approved 1994 Stock Incentive Plan (3,270 shares), 1999 Stock Incentive Plan (98,508 shares), 2003 Stock Incentive Plan (956,715 shares) and the DeVry Inc. Incentive Plan of 2005 (3,454,158 shares).

(2)	The number shown in column (c) is the number of shares that may be issued upon exercise of options and SARs granted in the future under the DeVry Inc. Incentive Plan of 2005. All of the shares remaining available for the grant of future awards of options, warrants and rights are available under the DeVry Inc. Incentive Plan of 2005. No new awards may be granted under the 1994 Stock Incentive Plan, 1999 Stock Incentive Plan, or the 2003 Stock Incentive Plan.

AUDIT AND FINANCE COMMITTEE REPORT

To Our Shareholders:

The Audit and Finance Committee of DeVry Inc. consists of five independent Directors. The members of the Audit and Finance Committee meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit and Finance Committee under SEC and NYSE rules. In fiscal year 2013, the Audit and Finance Committee held 11 meetings. The Audit and Finance Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter conforms to the Securities and Exchange Commission’s implementing regulations and to the NYSE listing standards.

Management is responsible for DeVry’s internal controls and the financial reporting process by which it prepares the financial statements. DeVry’s independent registered public accounting firm is responsible for performing an independent audit of the annual financial statements of DeVry and expressing an opinion on those statements. The principal duties of the Audit and Finance Committee include:

•	Monitoring DeVry’s financial reporting processes, including its internal control systems;

•	Selecting DeVry’s independent registered public accounting firm, subject to ratification by the shareholders;

•	Evaluating the independent registered public accounting firm’s independence;

•

Monitoring the scope, approach and results of the annual audits and quarterly reviews of financial statements and discussing the results of those audits and reviews with management and the independent registered public accounting firm;

•	Overseeing the effectiveness of DeVry’s internal audit function and overall risk management processes;

•	Discussing with management and the independent registered public accounting firm the nature and effectiveness of DeVry’s internal control systems; and

•	Reviewing and recommending to the Board DeVry’s financing policies and actions related to investment, capital structure and financing strategies.

During fiscal year 2013, at each of its regularly scheduled meetings, the Audit and Finance Committee met with the senior members of the DeVry’s financial management team. Additionally, the Audit and Finance Committee had separate private sessions, on a quarterly basis, with DeVry’s General Counsel, DeVry’s independent registered public accounting firm, the Vice President of Audit, Ethics and Compliance Services, DeVry’s Chief Financial Officer, and DeVry’s Vice President, Finance and Chief Accounting Officer, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place. The Audit and Finance Committee’s agenda is established by the Audit and Finance Committee’s Chairman and DeVry’s Vice President, Finance and Chief Accounting Officer.

The Audit and Finance Committee is updated periodically on management’s process to assess the adequacy of DeVry’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of DeVry’s internal control over financial reporting. The Audit and Finance Committee also discusses with DeVry’s independent registered public accounting firm DeVry’s internal control assessment process, management’s assessment with respect thereto and the evaluation by DeVry’s independent registered public accounting firm of its system of internal control over financial reporting.

The Audit and Finance Committee reviewed with senior members of management, including the Vice President of Audit, Ethics and Compliance Services and the General Counsel, and DeVry’s independent registered public accounting firm, DeVry’s policies and procedures with respect to risk assessment and risk management.

The Audit and Finance Committee evaluates the performance of DeVry’s independent registered public accounting firm, including the senior audit engagement team, each year and determines whether to reengage the current independent registered public accounting firm or consider other audit firms. As a threshold matter, the Committee satisfies itself that the most recent Public Company Accounting Oversight Board (PCAOB)

inspection report pertaining to the current firm does not contain any information that would render inappropriate its continued service as DeVry’s independent public accountants, including consideration of the public portion of the report and discussion in general terms of the types of matters covered in the non-public portion of the report. The Audit and Finance Committee also considers the quality and efficiency of the previous services rendered by the current auditors and the auditors’ technical expertise and knowledge of DeVry’s global operations and industry. Based on this evaluation, the Audit and Finance Committee decided to reengage PricewaterhouseCoopers LLP as DeVry’s independent registered public accounting firm for fiscal year 2013. It reviewed with senior members of DeVry’s financial management team, PricewaterhouseCoopers LLP and the Vice President of Audit, Ethics and Compliance Services, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and PricewaterhouseCoopers LLP of DeVry’s internal controls over financial reporting and the quality of DeVry’s financial reporting. Although the Audit and Finance Committee has the sole authority to appoint DeVry’s independent registered public accounting firm, the Audit and Finance Committee will continue its long-standing practice of recommending that the Board ask the shareholders, at their Annual Meeting, to ratify the appointment of DeVry’s independent registered public accounting firm.

With respect to DeVry’s audited financial statements for fiscal year 2013:

•	The Audit and Finance Committee has reviewed and discussed the audited financial statements with management;

•

The Audit and Finance Committee has met with PricewaterhouseCoopers LLP, DeVry’s independent registered public accounting firm, and discussed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

The Audit and Finance Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence.

In reliance upon the Audit and Finance Committee’s reviews and discussions with both management and PricewaterhouseCoopers LLP referred to above, management’s representations and the report of PricewaterhouseCoopers LLP on DeVry’s audited financial statements, the Audit and Finance Committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2013, be included in DeVry’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

In addition, the Audit and Finance Committee has re-appointed, subject to shareholder ratification, PricewaterhouseCoopers LLP as DeVry’s independent registered public accounting firm for fiscal year 2014.

This Audit and Finance Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that DeVry specifically incorporates this Report by reference, and is not otherwise to be deemed filed under such Acts.

William T. Keevan, Chair

David S. Brown

Darren R. Huston

Fernando Ruiz

Lisa W. Wardell

AUDIT FEES

The Audit and Finance Committee appointed PricewaterhouseCoopers LLP (“PwC”) as DeVry’s independent registered public accounting firm for the fiscal year ended June 30, 2013. DeVry’s shareholders ratified the engagement at the Annual Meeting of Shareholders on November 7, 2012. In addition to engaging PwC to audit the consolidated financial statements for DeVry and its subsidiaries for the year and review the interim financial statements included in DeVry’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, the Audit and Finance Committee also engaged PwC to provide various other audit and audit related services — e.g. , auditing of DeVry’s compliance with student financial aid program regulations.

The Sarbanes-Oxley Act of 2002 prohibits an independent public accountant from providing certain non-audit services for an audit client. DeVry engages various other professional service providers for these non-audit services as required. Other professional advisory and consulting service providers are engaged where the required technical expertise is specialized and cannot be economically provided by colleague staffing. Such services include, from time to time, business and asset valuation studies, and services in the fields of law, human resources, information technology, employee benefits and tax structure and compliance.

The aggregate amounts included in DeVry’s financial statements for fiscal year 2013 and 2012 for fees billed or to be billed by PwC for audit and other professional services, respectively, were as follows:

	Fiscal 2013	Fiscal 2012
Audit Fees	$2,424,930	$2,660,770
Audit Related Fees	265,000	0
Tax Fees	318,942	423,793
All Other Fees	3,000	3,000

Total	$3,011,872	$3,087,563

Audit Fees — Includes all services performed to comply with generally accepted auditing standards in conjunction with the annual audit of DeVry’s financial statements and the audit of internal control over financial reporting. In addition, this category includes fees for services in connection with DeVry’s statutory and regulatory filings, consents and review of filings with the Securities and Exchange Commission such as the annual report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K. Also included are services rendered in connection with the required annual audits of DeVry’s compliance with the rules and procedures promulgated for the administration of federal and state student financial aid programs.

Audit Related Fees — Includes all assurance and related services such as due diligence related to acquisitions.

Tax Fees — Includes all services related to tax compliance, tax planning, tax advice, assistance with tax audits and responding to requests from DeVry’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting. DeVry’s Audit and Finance Committee has considered the nature of these services and concluded that these services may be provided by the independent registered public accounting firm without impairing its independence.

All Other Fees — Includes subscriptions for on-line accounting research services and fees for continuing professional education sessions.

The Audit and Finance Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of PwC for audit and all other services. Prior to the Audit and Finance Committee’s consideration for approval, management provides the Audit and Finance Committee with a description of the reason for and nature of the services to be provided along with an estimate of the time required and approximate cost. Following such review, each proposed service is approved, modified or denied as appropriate. A record of all such approvals is maintained in the files of the Audit and Finance Committee for future reference. All services provided by PwC during the past year were approved by the Audit and Finance Committee prior to their undertaking.

The Audit and Finance Committee has adopted a policy for approving all permitted audit, audit-related, tax and non-audit services to be provided by PwC in advance of the commencement of such services, except for those considered to be de minimis by law for non-audit services. Information regarding services performed by the independent registered public accounting firm under this de minimis exception is presented to the Audit and Finance Committee for information purposes at each of its meetings. There is no blanket pre-approval provision within this policy. For fiscal year 2013, none of the services provided by PwC were provided pursuant to the de minimis exception to the pre-approval requirements contained in the applicable rules of the Securities and Exchange Commission. Audit and Finance Committee consideration and approval generally occurs at a regularly scheduled Audit and Finance Committee meeting. For projects that require an expedited decision because they should begin prior to the next regularly scheduled meeting, requests for approval may be circulated to the Audit and Finance Committee by mail, telephonically or by other means for its consideration and approval. When deemed necessary, the Audit and Finance Committee has delegated pre-approval authority to its Chair. Any engagement of the independent registered public accounting firm under this delegation will be presented for informational purposes to the full Audit and Finance Committee at their next meeting.

PROPOSAL NO. 2

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board of Directors has reappointed PricewaterhouseCoopers LLP, as its independent registered public accounting firm for DeVry and its subsidiaries for fiscal year 2014. The Board of Directors recommends to the shareholders that the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for DeVry and its subsidiaries be ratified. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of independent registered public accounting firm will be reconsidered by the Audit and Finance Committee. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from shareholders.

Approval by Shareholders

The ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for DeVry for fiscal year 2014 will require the affirmative vote of a majority of the shares of Common Stock of DeVry outstanding on the record date. Unless otherwise indicated on the proxy, the shares will be voted FOR ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for DeVry for fiscal year 2014.

The Board of Directors recommends a vote FOR Proposal No. 2, ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for DeVry for fiscal year 2014.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO “DEVRY EDUCATION GROUP INC.”

As of August 21, 2013, the Board of Directors unanimously adopted a resolution to amend, and to recommend that the shareholders approve, an amendment to Article First of our Restated Certificate of Incorporation for the purpose of changing our name from “DeVry Inc.” to “DeVry Education Group Inc.”

The proposed changes to Article First of our Restated Certificate of Incorporation are set forth below with additions indicated by underlining and deletions by strike out:

“FIRST: The name of the Corporation is ~~DeVRY INC.~~DeVRY EDUCATION GROUP INC. (hereinafter the “Corporation”).”

Reasons for Name Change

After careful consideration, the Board of Directors believes that the name change is in the best interests of DeVry and its shareholders. Our current name has been used for decades, and, for most of that time, DeVry Inc. was DeVry University. The Board of Directors believes that the name “DeVry Education Group Inc.” can better communicate that the organization is a diverse family of institutions that, together, are a global provider of career-focused education. The Board of Directors also believes that the new name will improve awareness of overall breadth of academic offerings at DeVry’s educational institutions, particularly at co-locations, where potential students can see the many career paths available through our institutions. The Board of Directors desires to retain “DeVry” in the name because research that it has reviewed shows that “DeVry” has very high name recognition and brand equity.

Effects of Name Change

If the shareholders approve the proposed amendment to our Restated Certificate of Incorporation, the amendment will become effective upon the filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which would be filed shortly after the 2013 Annual Meeting.

While the name change will cause us to incur certain modest costs, the Board of Directors believes that any potential confusion and costs associated with the name change will be minimal and will be outweighed by the benefits of the name change.

The name change will not have any effect on the rights of our existing shareholders. In addition, changing our name will not affect the validity or transferability of stock certificates presently outstanding, and DeVry’s shareholders will not be required to exchange any certificates presently held by them. In the future, new stock certificates will be issued reflecting the name change.

In connection with our name change, we will not change our ticker symbol. Our ticker symbol on the NYSE will continue to be “DV”.

Approval by Shareholders

The adoption of the amendment to our Restated Certificate of Incorporation to change our name to “DeVry Education Group Inc.” will require the affirmative vote of a majority of the shares of Common Stock of DeVry outstanding on the record date. Unless otherwise indicated on the proxy, the shares will be voted FOR the approval of the amendment to our Restated Certificate of Incorporation to change our name to “DeVry Education Group Inc.”

The Board of Directors recommends a vote FOR Proposal No. 3, amendment to our Restated Certificate of Incorporation to change our name to “DeVry Education Group Inc.”

PROPOSAL NO. 4

APPROVAL OF THE DEVRY INC. INCENTIVE PLAN OF 2013

The Board has adopted the DeVry Inc. Incentive Plan of 2013 (the “2013 Plan”) and is recommending that shareholders approve the 2013 Plan at the Annual Meeting. The 2013 Plan is integral to DeVry’s compensation strategies and programs. The 2013 Plan will maintain the flexibility that DeVry needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of colleagues essential for achievement of DeVry’s success.

The 2013 Plan will permit the Award of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance stock, performance stock units, stock awards, performance cash awards, annual management incentive awards, and other cash awards. In any given year, however, the Compensation Committee expects to approve only those types of awards as the Committee concludes are appropriate in light of DeVry’s circumstances and requirements. The Committee does not contemplate the award of all or even most of the various types of awards in any given year to any one recipient. Shareholder approval of the 2013 Plan will permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code.

Awards under the 2013 Plan are referred to as “Awards.” Those eligible for Awards under the 2013 Plan are referred to as “Participants.” Participants include all colleagues of DeVry and its subsidiaries and all non-employee directors of DeVry.

DeVry currently maintains the DeVry Inc. Incentive Plan of 2005 (the “2005 Plan”). Upon approval of the 2013 Plan by the shareholders, no further awards will be granted under the 2005 Plan, but all prior awards under the 2005 Plan will remain outstanding in accordance with their terms. If the 2013 Plan is not approved by the shareholders, the 2005 Plan will remain in effect.

As of August 31, 2013, approximately 1,221,917 shares were available for new awards under DeVry’s existing stock incentive plans (including the 2005 Plan) and there were approximately 5,092,992 shares subject to outstanding benefits under these plans. While the existing stock incentive plans (other than the 2005 Plan) will remain in place, they may not provide sufficient shares for market-competitive grant levels prior to the 2014 shareholder meeting.

A summary of the principal features of the 2013 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2013 Plan that is attached to this Proxy Statement as Appendix A.

Shares Available for Issuance

The aggregate number of shares of Common Stock that may be issued under the 2013 Plan will not exceed 5,000,000, plus any shares subject to an existing award under the 2005 Plan that are forfeited after the approval of the 2013 Plan. Since there are a total of 4,079,365, as of August 31, 2013, shares subject to grants under the 2005 Plan, the maximum number of shares that could be granted under the 2013 Plan if all of the existing 2005 Plan award were forfeited is 9,079,365 (subject to the adjustment provisions discussed below). The 5,000,000 new shares represent 8% of the currently outstanding shares of Common Stock.

Administration and Eligibility

The 2013 Plan will be administered by the Compensation Committee of the Board (the “Committee”) which consists of two or more directors, each of whom will satisfy the requirements established for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”), for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code and with any applicable requirements established by the New York Stock Exchange. The Committee will approve the aggregate Awards and the individual Awards for the most senior elected officers and non-employee directors, with the exception of the Chief Executive Officer. The Committee will recommend grants of Awards to the Chief Executive Officer, but actual award to the Chief Executive Officer will be granted by the Board, with only the members of the Board who meet the requirements for membership on the Committee as described above participating in the decision. The Committee will delegate its authority to grant Awards to other Participants to the Chief Executive Officer or other designated officers in accordance with the terms of the 2013 Plan. The Chief Executive Officer or such other officers authorized to select colleagues to receive such option shares and other Awards will provide written notice of all such action to the Committee.

No Participant may receive in any fiscal year stock options relating to more than 50% of the total shares reserved under the Plan, or SARs relating to more than 50% of the total shares reserved under the Plan. The maximum amount that may be earned under performance cash awards by any Participant who is a covered employee within the meaning of Section 162(m) of the Internal Revenue Code (“Covered Employee”) in any fiscal year may not exceed $5,000,000, and the maximum number of shares that may be received by a Covered Employee under grants of performance stock and performance stock units in any fiscal year may not exceed 50% of the total shares reserved under the Plan. Each of the above limits on shares is subject to the adjustment provisions discussed below.

Awards

Stock Options

Stock options granted to Participants (“optionees”) may be either incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”). NSOs and ISOs are collectively referred to as “Stock Options.” The exercise price of any Stock Option must be equal to or greater than the fair market value of the shares on the date of the grant. The terms of a Stock Option cannot exceed 10 years.

For purposes of the 2013 Plan, fair market value shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation. Generally, fair market value means the closing price on the last trading day preceding the day of the transaction, as reported for the New York Stock Exchange Composite Transactions in The Wall Street Journal.

At the time of grant, the Committee, Chief Executive Officer or other designated officer will determine when Options are exercisable and when they expire.

Payment for shares purchased upon exercise of a Stock Option must be made in full at the time of purchase. Payment may be made in cash, by the transfer to DeVry of shares owned by the Participant having a fair market value on the date of transfer equal to the option exercise price (or certification of ownership of such shares) or in such other manner as may be authorized by the Committee.

SARs

The Committee, Chief Executive Officer or other designated officer has the authority to grant SARs to Participants and to determine the number of shares subject to each SAR, the term of the SAR, the time or times at which the SAR may be exercised, the grant price of the SAR and all other terms and conditions of the SAR. A SAR is a right, denominated in shares, to receive, upon exercise of the right, in whole or in part, without payment to DeVry an amount, payable in shares, in cash or a combination thereof, that is equal to the excess of: (i) the fair market value of Common Stock on the date of exercise of the right; over (ii) the grant price of the award (which may not be less than the fair market value of the stock on the date of grant) multiplied by the number of shares for which the right is exercised. SARs may be granted either in tandem with a Stock Option or as an independent award. If a SAR is granted in tandem with a Stock Option it will have the same exercise price and terms, and the Participant will be permitted to exercise either the Stock Option or SAR, but not both.

Restricted Stock and Restricted Stock Units

Restricted Stock consists of shares which are transferred by DeVry to a Participant, subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. Restricted Stock Units are the right to receive shares at a future date in accordance with the terms of such award upon the attainment of certain conditions specified by the Committee, which are subject to substantial risk of forfeiture and restrictions on their sale or other transfer by the Participant. The Committee, Chief Executive Officer or other designated officer determines the eligible Participants to whom, and the time or times at which, grants of Restricted Stock or Restricted Stock Units will be made, the number of shares or units to be granted, the time or times within which the shares covered by such award will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the award. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with DeVry, the passage of time or other restrictions or conditions.

Performance Stock and Performance Stock Units

Performance Stock consists of shares that are transferred by DeVry to a Participant, subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant, which are based upon the attainment of performance goals specified by the Committee. Performance Stock Units are the right to receive shares or cash equal to the fair market value of such shares at a future date in accordance with the terms of such award and upon the attainment of performance goals specified by the Committee. The period of time during which the performance goals must be met shall not be less than twelve months, except in the case of a newly hired Participant.

The Award of Performance Stock Units to a Participant will not create any rights in such Participant as a shareholder of DeVry until the issuance of Common Stock with respect to an Award.

Performance Cash Awards

A Participant who is granted Performance Cash Awards has the right to receive a payment in cash upon the attainment of performance goals specified by the Committee. The period of time during which the performance goals must be met shall not be less than twelve months, except in the case of a newly hired Participant. The Committee may substitute shares of Common Stock for the cash payment otherwise required to be made pursuant to a Performance Cash Award.

Performance Goals

Awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Stock Units, and Performance Cash Awards shall, and other incentives under the 2013 Plan may be made subject to the attainment of performance goals specified by the Committee, including but not limited to: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net revenues; revenue growth; price of the common stock; return on net assets, equity or shareholders’ equity; market share; total return to shareholders; or measurable student outcomes or satisfaction. Any performance goals may be used to measure the performance of DeVry as a whole or any business unit of DeVry and may be measured relative to a peer group or index. Any performance goals may be adjusted to include or exclude special items as described below.

If any such Award is made to a Covered Employee, then, unless the Committee determines that the Award is not intended to qualify as qualified performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, the performance goals must be based only on one or more of the enumerated goals specified in the preceding paragraph, must be established by the earlier of the first 90 days or first one-quarter of the employment period to which the Award relates. In addition no amount may be paid to a Covered Employee pursuant to such an Award until the Committee has certified the extent to which the performance goals were met, and the Committee may not exercise its discretion to increase the amount paid to the Covered Employee.

Annual Management Incentive Awards

Management Incentive Awards will be paid out of an incentive pool equal to five percent of DeVry’s consolidated operating earnings for each calendar year. The incentive pool is automatically created for each fiscal year commencing with the fiscal year beginning July 1, 2014. The Committee may, by resolution adopted during the first 90 days of the fiscal year, allocate an incentive pool percentage to designated Participants for each fiscal year; but if the Committee does not adopt a different allocation, then 20% of the incentive pool shall be allocated to each person who is a “named executive officer” of DeVry for the fiscal year, as defined by Item 402(a)(3)(i) through (iii) (but not (iv)) of SEC Regulation S-K), determined as of the end of the fiscal year and disregarding any person who is a named executive office solely by reason of having served as principal executive officer or principal financial officer earlier in the fiscal year. In no event may the incentive pool percentage for any one Participant exceed 20% of the total pool, regardless of how many Participants are allocated a percentage. Consolidated operating earnings shall mean the consolidated earnings before income taxes of DeVry, computed in accordance with generally accepted accounting principles, but shall exclude the effects of special items, including (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting regulations or laws, or (iii) the effect of a merger or acquisition, as determined in accordance with generally accepted accounting principles.

As soon as possible after the determination of the incentive pool for a fiscal year, the Committee shall certify each Participant’s allocated portion of the incentive pool based upon the percentage established in the preceding paragraph. The Participant’s incentive Award then shall be determined by the Committee (or, in the case of the Chief Executive Officer, the members of the Board who meet the requirements for membership on the Committee) based on the Participant’s allocated portion of the incentive pool subject to reduction in the sole discretion of the Committee (or Board). In no event may the portion of the incentive pool allocated to a

Participant be increased in any way, including as a result of the reduction of any other Participant’s allocated portion, and in no event shall any person be entitled to any Annual Management Incentive Award until the Committee (or Board) has affirmatively certified such person’s allocated share of the incentive pool and the final amount of such person’s payment.

The Annual Management Incentive Awards are designed to satisfy the requirements of Section 162(m) of the Internal Revenue Code while providing the Committee with flexibility to determine the appropriate amount of each Award. It is intended that the Annual Management Incentive Awards will provide the primary method of providing annual incentives for DeVry’s named executive officers, and that the named executive officers will not also be entitled to Performance Cash Awards for the same fiscal year in which they are eligible for an Annual Management Incentive Award except in unusual circumstances.

Stock Awards

The Committee, Chief Executive Officer or other designated officer may Award shares of Common Stock to Participants without payment therefor, as additional compensation for service to DeVry or a subsidiary. Stock Awards may be subject to other terms and conditions, which may vary from time to time and among colleagues, as the Committee determines to be appropriate. However, an outright grant of stock will not be made unless it is offered in exchange for cash compensation that has otherwise already been earned by the recipient.

Cash Awards

A cash Award consists of a monetary payment made by DeVry to a colleague as additional compensation for his or her services to DeVry or a subsidiary. A cash Award may be made in tandem with another Award or may be made independently of any other Award. Cash Awards may be subject to other terms and conditions, which may vary from time to time and among colleagues, as the Committee, Chief Executive Officer or other designated officer determines to be appropriate.

Amendment of the 2013 Plan

The Board or the Committee has the right and power to amend the 2013 Plan, provided, however, that neither the Board nor the Committee may amend the 2013 Plan in a manner which would impair or adversely affect the rights of the holder of an Award without the holder’s consent. No material amendment of the Plan, within the meaning of the New York Stock Exchange listing requirements or other applicable law, shall be made without shareholder approval.

Termination of the 2013 Plan

The Board may terminate the 2013 Plan at any time. Termination will not in any manner impair or adversely affect any Award outstanding at the time of termination. No Award shall be made more than ten years after the adoption of the Plan by the Board of Directors.

Committee’s Right to Modify Awards

Any Award granted may be modified, forfeited, or canceled, in whole or in part, by the Committee if and to the extent permitted in the 2013 Plan, or applicable agreement entered into in connection with an Award or with the consent of the Participant to whom such Award was granted. The Committee may grant Awards on terms and conditions different than those specified in the 2013 Plan to comply with the laws and regulations of any foreign jurisdiction, or to make the Awards more effective under such laws and regulations.

Subject to the requirements of Section 409A of the Internal Revenue Code, the Committee may permit or require a Participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the Participant as a result of the exercise or settlement of an Award under the 2013 Plan, other than a Stock Option or SAR, credited to a deferred compensation or stock unit account established for the Participant by the Committee on DeVry’s books of account.

Neither the Board nor the Committee may cancel any outstanding Stock Option or SAR for the purpose of reissuing the Stock Option or SAR to the Participant at a lower exercise price, reduce the exercise price of an outstanding Stock Option or SAR, or permit any Stock Option or SAR to be repurchased or cancelled in exchange for any form of consideration at a time when the exercise price of the Stock Option or SAR exceeds the fair market value of the Common Stock.

Change in Control

Except as otherwise determined by the Committee at the time of grant of an Award, upon a Change in Control of DeVry, all performance goals shall be deemed achieved at target levels and all other terms and conditions met; all outstanding Stock Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock and Performance Stock shall lapse; all Performance Cash Awards, Restricted Stock Units and Performance Stock Units shall be paid out as promptly as practicable; all Annual Management Incentive Awards shall be paid out based on the consolidated operating earnings of the immediately preceding year or such other method of payment as may be determined by the Committee at the time of Award or thereafter but prior to the Change in Control; and all Other Stock or Cash Awards shall be delivered or paid.

A “Change in Control” shall mean: (i) the sale or disposition by DeVry of all or substantially all of the assets of DeVry (or any transaction having a similar effect); (ii) the consummation of a merger or consolidation of DeVry with any other entity other than (A) a merger or consolidation which would result in the voting interests of DeVry outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting interests of the surviving entity) at least 50% of the combined voting power of the voting interests of DeVry or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of DeVry (or similar transaction); or (iii) the acquisition, other than from DeVry, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then outstanding voting interests of DeVry but excluding, for this purpose, any such acquisition by DeVry or any of its affiliates, or by any employee benefit plan (or related trust) of DeVry or any of its affiliates.

Adjustments

In the event of any change affecting the shares of Common Stock by reason of stock dividend, stock split, reverse stock split, spin-off, recapitalization, merger, consolidation, reorganization, share combination, exchange of shares, stock rights offering, liquidation, extraordinary cash dividend, disaffiliation of a subsidiary or similar event, the Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to outstanding Awards to reflect such event, including without limitation, (1) adjustments in the aggregate number or class of shares which may be distributed under the Plan, the maximum number of shares which may be made subject to an Award in any calendar year and in the number, class and option price or other price of shares subject to the outstanding Awards granted under the Plan, (2) the substitution of other property (including, without limitation, other securities) for the stock covered by outstanding Awards, and (3) in connection with any disaffiliation of a subsidiary, arrangement for the assumption, or replacement with new Awards, of Awards held by Participants employed by the affected subsidiary by the entity that controls the subsidiary following the disaffiliation.

In the event of any merger, consolidation, or reorganization of DeVry with or into another corporation which results in DeVry’s outstanding securities being converted into or exchanged for different securities, cash, or other property, there shall be substituted on an equitable basis as determined by the Committee, for each share of common stock subject to an Award, the number and kind of shares of stock, other securities, cash, or other property to which holders of Common Stock of DeVry are entitled pursuant to the transaction.

Substitution and Assumption of Awards

Either the Board or the Committee may authorize the issuance of Awards in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of DeVry or any subsidiary as the result of any merger, consolidation, acquisition of property or stock, or reorganization other than a Change in Control, upon such terms and conditions as it deems appropriate.

Reusage

If an Award of Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Stock or Performance Stock, granted under the 2013 Plan or 2005 Plan expires or is terminated, surrendered or canceled without having been fully exercised, or without the issuance of all of the shares subject thereto, the shares covered by such Awards that are not issued will again be available for use under the 2013 Plan. The full number of shares with respect to which a SAR is exercised, and not merely the number of shares actually issued, shall be considered issued and not available for re-use. Shares that are withheld for the payment of the exercise price of an Option or SAR, or for the payment of income tax withholding, and shares covered by an Award that the Committee elects to settle in cash, shall all be treated as issued and not available for re-use.

Federal Income Tax Consequences

DeVry has been advised by counsel that the federal income tax consequences as they relate to Awards are as follows:

ISOs

An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO, provided that the optionee exercises the option either while employed or within 90 days after terminating employment (one year in the case of a termination by reason of death or disability). Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the optionee has not disposed of the stock within two years after the date of the award of the ISO and has held the shares for at least one year after the date of exercise and DeVry is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies.

The exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale, or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of disposition, DeVry receives a federal income tax deduction in an amount equal to the ordinary income which the optionee recognizes as a result of the disposition.

NSOs

An optionee does not recognize taxable income upon the grant of an NSO. Upon the exercise of such a Stock Option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. DeVry receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the Stock Option. The amount of income realized by the optionee is added to the optionee’s tax basis for the stock acquired, and any additional gain or loss realized by the optionee or other disposition of the stock is generally treated as a capital gain or loss.

Restricted Stock or Performance Stock

A Participant who receives an Award of Restricted Stock or Performance Stock does not generally recognize taxable income at the time of the Award. Instead, the Participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares.

A Participant may elect to recognize the income at the time he or she receives Restricted Stock or Performance Stock in an amount equal to the fair market value of the Restricted Stock or Performance Stock (less any cash paid for the shares) on the date of the Award.

DeVry receives a compensation expense deduction in an amount equal to the ordinary income recognized by the Participant in the taxable year in which restrictions lapse (or in the taxable year of the Award if, at that time, the Participant had filed a timely election to accelerate recognition of income).

Other Awards

In the case of an exercise of a SAR or an Award of Restricted Stock Units, Performance Stock Units, or Common Stock or cash, the Participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, DeVry will receive a federal income tax deduction in an amount equal to the ordinary income which the Participant has recognized.

Code Section 409A

Certain types of Awards under the 2013 Plan may be considered forms of nonqualified deferred compensation subject to the requirements of Section 409A of the Internal Revenue Code. If such Awards do not comply with the requirements of Section 409A, the recipients of such Awards could be subject to taxation on the value of the Awards at the time they are no longer considered subject to a substantial risk of forfeiture (rather than when paid), and could also be subject to a penalty tax equal to 20% of the value of the Award as well as other penalties. The 2013 Plan has been drafted with the intent of complying with the requirements of Section 409A, but DeVry is not liable to any Participant for any tax penalties that may be imposed as a result of Section 409A or otherwise.

Million Dollar Deduction Limit

Under Section 162(m) of the Internal Revenue Code, DeVry may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either DeVry’s principal executive officer or is one of the three other most highly-compensated officers (other than the principal financial officer) for that taxable year as reported in DeVry’s Proxy Statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. DeVry believes that Awards in the form of Stock Options, Performance Stock, Performance Stock Units, Performance Cash Awards, SARs, and cash payments under Management Incentive Awards under the 2013 Plan constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation. However, the Committee has the authority to make such performance Awards to DeVry’s named executive officers which do not qualify for the qualified performance-based compensation exemption if the Committee determines such Awards to be prudent.

Miscellaneous

A new benefits table is not provided because no award have been granted under the 2013 Plan and all Awards are discretionary. On September 30, 2013, the closing price of the Common Stock was $            .

Approval by Shareholders

The approval of the DeVry Inc. Incentive Plan of 2013 will require the affirmative vote of a majority of the shares of Common Stock of DeVry outstanding on the record date. Unless otherwise indicated on the proxy, the shares will be voted FOR the approval of the DeVry Inc. Incentive Plan of 2013.

The Board of Directors recommends a vote FOR Proposal No. 4, approval of the DeVry Inc. Incentive Plan of 2013.

PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to submit to shareholders a resolution subject to an advisory vote to approve the compensation of our named executive officers. The current frequency of the advisory vote on executive compensation is annually, with the vote for the current year being taken pursuant to this Proposal No. 5. The next such vote will occur at DeVry’s 2014 Annual Meeting of Shareholders.

The Board of Directors encourages shareholders to carefully review the “Executive Compensation” section of this Proxy Statement beginning on page 32 and the “Compensation Discussion and Analysis” beginning on page 19 for a thorough discussion of our compensation program for named executive officers. The overall goals of our compensation program are to serve the essential purpose of the organization, which are to empower students to achieve their educational and career goals, and to maximize the long-term return to our stakeholders. We designed our program to:

•	Align named executive officer compensation with academic, student outcome and financial objectives;

•	Attract, motivate and retain high-quality executives; and

•	Reward organizational and individual performance.

The key elements of our executive compensation program are:

•	Annual base salary;

•	Annual cash incentive; and

•	Long-term incentive.

DeVry aims to provide total cash compensation to each NEO that is market-competitive, combining a stable base salary element with two at-risk elements (annual cash incentive awards and long-term incentive awards) available to be earned based upon individual and organizational performance. We believe this approach helps reinforce a culture of performance by recognizing individual potential and rewarding results. As part of our compensation philosophy, we believe we should pay our NEOs total compensation that is competitive with other alternatives available to them in the marketplace and that a significant portion of each NEO’s total compensation should be variable — with both upside potential and downside risk — depending upon the performance of DeVry and of the individual. In addition, we believe we should maintain a clear, straightforward and transparent approach to our executive compensation program.

Accordingly, the following resolution is submitted for an advisory shareholder vote at the Annual Meeting of Shareholders:

RESOLVED, that the compensation paid to DeVry’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Approval by Shareholders

The approval of the compensation of DeVry’s named executive officers will require the affirmative vote of a majority of the shares of Common Stock of DeVry outstanding on the record date. As this is an advisory vote, the result will not be binding on DeVry, the Board of Directors or the Compensation Committee, although the Board of Directors and the Compensation Committee will carefully consider the outcome of the vote when evaluating our compensation program. Unless otherwise indicated on the proxy, the shares will be voted FOR the approval of the compensation of DeVry’s named executive officers.

The Board of Directors recommends a vote FOR Proposal No. 5, approval of the compensation of DeVry’s named executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2013, Connie R. Curran (Chair), Christopher B. Begley, Lyle Logan, Fernando Ruiz and William T. Keevan served on the Compensation Committee. No member of the Compensation Committee was, during fiscal year 2013, an officer or employee of DeVry, was formerly an officer of DeVry, or had any relationship requiring disclosure by DeVry as a related party transaction under Item 404 of Regulation S-K. During fiscal year 2013, none of DeVry’s executive officers served on the board of directors or the compensation committee of any other entity, any officers of which served either on DeVry’s board of directors or its Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that DeVry’s Directors, executive officers and holders of more than 10% of DeVry’s Common Stock file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. During the fiscal year ended June 30, 2013, no filings were made after the reporting deadline except, due to administrative error, each of Gregory S. Davis, Eric P. Dirst, Daniel Hamburger, William B. Hughson, Donna Jennings, Sharon Thomas Parrott, David J. Pauldine, Steven Riehs and John P. Roselli filed one late report on Form 4, in each case reporting the automatic disposition of Common Shares upon vesting of Full-Value Shares for tax-withholding purposes.

SHAREHOLDER PROPOSALS — 2014 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2014 Annual Meeting of Shareholders in reliance on Rule 14a-8 under the Securities Exchange Act of 1934 must be received by DeVry no later than June 10, 2014, to be eligible for inclusion in the Proxy Statement and form of proxy for the meeting. Any such proposal also must meet the other requirements of the rules of the SEC relating to shareholder proposals. Also, under DeVry’s By-Laws, other proposals and director nominations by shareholders that are not included in the Proxy Statement will be considered timely and may be eligible for presentation at that meeting only if they are received by DeVry in the form of a written notice, directed to the attention of DeVry’s Secretary, not later than August 10, 2014. The notice must contain the information required by the By-Laws.

SEC REPORTS

A copy of DeVry’s 2013 Annual Report on Form 10-K (including the financial statements and financial statement schedules), as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to the office of the Secretary of DeVry at DeVry Inc., 3005 Highland Parkway, Downers Grove, IL 60515-5799. A copy of DeVry’s Form 10-K and other periodic filings also may be obtained on DeVry’s website at www.devryinc.com and from the Securities and Exchange Commission’s EDGAR database at www.sec.gov.

OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at this meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the proxy committee will vote and act according to their best judgment.

By Order of the Board of Directors

Secretary

APPENDIX A

DeVry Inc.

Incentive Plan of 2013

1. Purpose; Relationship to 2005 Plan.    The purposes of the DeVry Inc. Incentive Plan of 2013 (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment with DeVry Inc. (“DeVry” or the “Company”) and its subsidiaries or to serve as directors of DeVry, and (ii) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and DeVry’s stockholders by providing them stock options and other stock and cash incentives.

The Company currently maintains the DeVry Inc. Incentive Plan of 2005 (the “2005 Plan”). Upon approval of the Plan by the stockholders pursuant to Section 23, no further grants will be made under the 2005 Plan, but all prior grants under the 2005 Plan will remain outstanding in accordance with their terms. If the Plan is not approved by the stockholders, the 2005 Plan will remain in effect.

2. Administration.    The Plan will be administered by the Compensation Committee (the “Committee”) of the DeVry Board of Directors (the “Board”), which consists of two or more directors as the Board may designate from time to time, each of whom shall satisfy such requirements as:

(a) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);

(b) the New York Stock Exchange may establish pursuant to its rule-making authority; and

(c) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Committee shall have the authority to construe and interpret the Plan and any awards granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of options and other awards at or after grant (subject to Section 19), and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of DeVry and its stockholders and in accordance with the purposes of the Plan. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in writing signed by all the Committee members. The Committee shall authorize the Company’s chief executive officer (the “CEO”) or one or more other officers of the Company to (i) select employees to participate in the Plan, (ii) determine, from the total number of option shares and other awards approved by the Committee, the number of option shares and other awards to be granted to such participants, and (iii) determine the applicable terms and conditions of such awards, except in each case with respect to awards to officers subject to Section 16 of the Exchange Act or officers who are or may become “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”). Any reference in the Plan to the Committee (other than in Section 19) shall include such authorized officer or officers. The CEO or such other officer(s) authorized to select employees to receive such option shares and other awards shall provide written notice of all such action to the Committee.

Awards to the CEO shall be approved by a subcommittee of the Board consisting of all directors who meet the requirements of (a), (b) and (c) above, which shall constitute the “compensation committee” as defined in Section 162(m) of the Code for purposes of such awards.

3. Participants.    Participants may consist of all employees of DeVry and its subsidiaries and all non-employee directors of DeVry. Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by DeVry shall be a subsidiary for purposes of the Plan. Designation of a participant in any year shall not require the Committee to designate that person to receive an award in any other year or to receive the same type or size of award as granted to the participant in any other year or as granted to any other participant in any year. The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall consider all factors deemed relevant in selecting participants and in determining the type and amount of their respective awards.

4. Shares Available under the Plan.    There is hereby reserved for issuance under the Plan an aggregate of 5,000,000 shares of DeVry common stock. If there is (i) a lapse, expiration, termination or cancellation of any Stock Option or other award granted under the Plan or the 2005 Plan prior to the issuance of shares thereunder or (ii) a forfeiture of any shares of restricted stock or shares subject to stock awards granted under the Plan or the 2005 Plan prior to vesting, the shares subject to these options or other awards shall be added to the shares available for awards under the Plan. Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant; provided that shares that are withheld for payment of the exercise price of a Stock Option, or for payment of tax withholding, shall be treated as issued. The total number of shares covered by a Stock Appreciation Right, rather than the net number of shares issued, shall be counted as used upon exercise of the right. In addition, any shares covered by a Stock Option, Stock Appreciation Right, or an award of Restricted Stock, Restricted Stock Units, or Performance Shares shall be treated as issued even if the award is settled in cash. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by DeVry. During any fiscal year, no individual participant may receive Stock Options relating to more than 50% of the total number of shares reserved pursuant to the first sentence of this Section 4 (as amended from time to time), and no individual participant may receive Stock Appreciation Rights relating to more than 50% of the total number of shares reserved pursuant to the first sentence of this Section 4 (as amended from time to time). The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 15 hereof. All of the available shares (without adjustment) may, but need not, be issued pursuant to the exercise of Incentive Stock Options.

5. Types of Awards.    Awards under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Stock Units, Performance Cash Awards, Annual Management Incentive Awards and Other Stock or Cash Awards, all as described below.

6. Stock Options.    Stock Options may be granted to participants, at any time as determined by the Committee. The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The option price for each option shall be determined by the Committee, but shall not be less than 100% of the fair market value of DeVry’s common stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant. Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no option shall be exercisable later than the tenth anniversary of its grant. The option price, upon exercise of any option, shall be payable to DeVry in full by (a) cash payment or its equivalent, (b) tendering previously acquired shares having a fair market value at the time of exercise equal to the option price or certification of ownership of such previously-acquired shares, (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to DeVry the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to DeVry, and (d) such other methods of payment as the Committee, at its discretion, deems appropriate. In no event shall the Committee (a) cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option, or (b) cause any Stock Option to be repurchased or otherwise cancelled in exchange for a payment of any form of consideration if the exercise price is greater than the fair market value of the shares covered by the Stock Option.

7. Stock Appreciation Rights.    Stock Appreciation Rights (“SARs”) may be granted to participants at any time as determined by the Committee. The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall determine the number of SARs to be granted to each participant. A SAR may be granted in tandem with a Stock Option granted under this Plan or on a free-standing basis. The grant price of a tandem SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the fair market value of DeVry’s common stock on the date of its grant. A SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines; provided, however, that the term shall not exceed the option term in the case of a tandem SAR or ten years in the case of a free-standing SAR. Upon exercise of a SAR, the participant shall be entitled to receive payment from DeVry in an amount determined by multiplying the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee. In no event shall the Committee (a) cancel any outstanding SAR for the purpose of reissuing the right to the participant at a lower exercise price or reduce the exercise price of an outstanding SAR, or (b) cause any SAR to be repurchased or otherwise cancelled in exchange for a payment of any form of consideration if the grant price is greater than the fair market value of the shares covered by the SAR.

8. Restricted Stock and Restricted Stock Units.    Restricted Stock and Restricted Stock Units may be awarded to participants under such terms and conditions as shall be established by the Committee. The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall determine the amount or number of Restricted Stock and Restricted Stock Units to be granted to each participant. Restricted Stock Units provide participants the right to receive shares at a future date upon the attainment of certain conditions specified by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions and conditions as the Committee determines, including, without limitation, any of the following:

(a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

(b) a requirement that the holder forfeit such shares or units in the event of termination of employment during the period of restriction.

All restrictions shall expire at such times as the Committee shall specify.

9. Performance Stock and Performance Stock Units.    The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall designate the participants to whom shares of Performance Stock and Performance Stock Units are to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award; provided the stated performance period will not be less than 12 months except in the case of a newly hired participant. Each award of Performance Stock shall consist of a number of shares of stock that shall be issued upon the grant of the award, but shall be subject to forfeiture if the stated performance goals are not achieved, and each award of Performance Share Units shall entitle the participant to a payment in the form of shares of common stock upon the attainment of performance goals, in both cases subject to such other terms and conditions as the Committee may specify.

Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Stock award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. The maximum number of shares of Performance Stock and Performance Stock Units that may be earned by any Covered Employee in any fiscal year shall not exceed 50% of the total number of shares reserved pursuant to the first sentence of this Section 4 (as amended from time to time). The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a participant pursuant to a Performance Stock Unit award.

10. Performance Cash Awards.    The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall designate the participants to whom Performance Cash Awards (“Performance Cash Awards”) are to be awarded and determine the number of units and the terms and conditions of each such award; provided the stated performance period will not be less than 12 months except in the case of a newly hired participant. Each Performance Cash Award shall entitle the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee.

Notwithstanding the satisfaction of any performance goals, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. The maximum amount earned by a Covered Employee in any fiscal year may not exceed $5,000,000. The Committee may, in its discretion, substitute actual shares of common stock for the cash payment otherwise required to be made to a participant pursuant to a Performance Cash Award.

11. Annual Management Incentive Awards.    For each fiscal year commencing with the fiscal year beginning July 1, 2014, there is hereby established an incentive pool equal to 5% of DeVry’s consolidated operating earnings for the fiscal year. The Committee may, by resolution adopted during the first 90 days of the fiscal year, allocate an incentive pool percentage to each designated participant for each fiscal year; but if the Committee does not adopt a different allocation, then 20% of the incentive pool shall be allocated to each person who is a “named executive officer” of the Company for the fiscal year, as defined by Item 402(a)(3)(i) through (iii) (but not (iv)) of SEC Regulation S-K), determined as of the end of the fiscal year and disregarding any person who is a named executive office solely by reason of having served as principal executive officer or principal financial officer earlier in the fiscal year. In no event may the incentive pool percentage for any one participant exceed 20% of the total pool, regardless of how many participants are allocated a percentage. Consolidated operating earnings shall mean the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Special Items. Special Items shall include (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting regulations or laws, or (iii) the effect of a merger or acquisition, as determined in accordance with generally accepted accounting principles.

As soon as possible after the determination of the incentive pool for a fiscal year, the Committee shall certify each participant’s allocated portion of the incentive pool based upon the percentage established in the preceding paragraph. The participant’s incentive award then shall be determined by the Committee (or, in the case of the CEO, the outside members of the Board as provided in the last paragraph of Section 2) based on the participant’s allocated portion of the incentive pool subject to reduction in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a participant be increased in any way, including as a result of the reduction of any other participant’s allocated portion, and in no event shall any person be entitled to any Annual Management Incentive Award under this Section 11 until the Committee has affirmatively certified such person’s allocated share of the incentive pool and the final amount of such person’s payment.

12. Other Stock or Cash Awards.    In addition to the incentives described in Sections 6 through 11 above, the Committee may grant other incentives payable in cash or in common stock under the Plan as it determines to be in the best interests of DeVry and subject to such other terms and conditions as it deems appropriate; provided an outright grant of stock will not be made unless it is offered in exchange for cash compensation that has otherwise already been earned by the recipient.

13. Performance Criteria.    Awards of Stock Options, SARs, Performance Stock, Performance Stock Units, Performance Cash Awards and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of DeVry common stock; return on net assets, equity or stockholders’ equity; market share; total return to stockholders; or measurable student outcomes or satisfaction (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude Special Items (as defined in section 11 above). In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee not later than the issuance of an award.

Notwithstanding the foregoing, any award of Performance Stock, Performance Stock Units, or Performance Cash Awards to a Covered Employee shall be subject to the following requirements, unless the Committee determines at the time of grant that the award is not intended to constitute “qualified performance based compensation” for purposes of Section 162(m) of the Code:

(a) The Performance Criteria for such award shall be established by the earlier of the first 90 days, or the first 25%, of the period of service to which the award relates (which may be the period commencing on the participant’s date of employment, even if the Performance Criteria takes into account periods prior to such date), and at a time when achievement of the Performance Criteria is substantially uncertain.

(b) The Performance Criteria for such award shall be limited to one or more of the specific Performance Criteria listed above, and shall be stated in terms so that a third party having knowledge of the relevant performance results could calculate the amount to be paid pursuant to the award; provided that the foregoing shall not preclude the Committee from exercising negative discretion to reduce a Covered Employee’s award based upon other criteria, including its subjective evaluation of the Covered Employee, to the extent permitted by the terms of the award.

(c) The Committee may not in any event increase the amount of compensation payable to the Covered Employee upon the attainment of the Performance Criteria.

(d) Payment to the Covered Employee may not be made unless the Committee has certified the extent to which the Performance Criteria have been satisfied.

14. Change in Control.    Except as otherwise determined by the Committee at the time of grant of an award, upon a Change in Control of DeVry, all performance goals shall be deemed achieved at target levels and all other terms and conditions met; all outstanding Stock Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock and Performance Stock shall lapse; all Performance Cash Awards, Restricted Stock Units and Performance Stock Units shall be paid out as promptly as practicable; all Annual Management Incentive Awards shall be paid out based on the consolidated operating earnings of the immediately preceding year or such other method of payment as may be determined by the Committee at the time of award or thereafter but prior to the Change in Control; and all Other Stock or Cash Awards shall be delivered or paid. A “Change in Control” shall mean:

(i) the sale or disposition by the Company of all or substantially all of the assets of the Company (or any transaction having a similar effect);

(ii) the consummation of a merger or consolidation of the Company with any other entity other than (A) a merger or consolidation which would result in the voting interests of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting interests of the surviving entity) at least 50% of the combined voting power of the voting interests of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction); or

(iii) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then outstanding voting interests of the Company but excluding, for this purpose, any such acquisition by the Company or any of its affiliates, or by any employee benefit plan (or related trust) of the Company or any of its affiliates.

15. Adjustment Provisions.

(a) In the event of any change affecting the shares of DeVry Common Stock by reason of stock dividend, stock split, reverse stock split, spin-off, recapitalization, merger, consolidation, reorganization, share combination, exchange of shares, stock rights offering, liquidation, extraordinary cash dividend, disaffiliation of a subsidiary or similar event, the Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to outstanding awards to reflect such event, including without limitation, (1) adjustments in the aggregate number or class of shares which may be distributed under the Plan, the maximum number of shares which may be made subject to an award in any year and in the number, class and option price or other price of shares subject to the outstanding awards granted under the Plan; (2) the substitution of other property (including, without limitation, other securities) for the stock covered by outstanding awards; and (3) in connection with any disaffiliation of a subsidiary, arrangement for the assumption, or replacement with new awards, of awards held by participants employed by the affected subsidiary by the entity that controls the subsidiary following the disaffiliation.

(b) In the event of any merger, consolidation or reorganization of DeVry with or into another corporation which results in the outstanding common stock of DeVry being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee in its discretion, for each share of common stock then subject to an award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of common stock of DeVry will be entitled pursuant to the transaction.

16. Substitution and Assumption of Awards.    The Board of Directors or the Committee may authorize the issuance of awards under this Plan in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of DeVry or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization other than a Change in Control, upon such terms and conditions as the Committee may deem appropriate.

17. Nontransferability.    Each award granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In the event of the death of a participant, exercise of any award or payment with respect to any award shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the award shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at its discretion, the Committee may permit the transfer of an award other than an Incentive Stock Option by the participant, on a general or specific basis, subject to such terms and conditions as may be established by the Committee.

18. Taxes.    DeVry shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and DeVry may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. A participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt of shares hereunder by electing to have DeVry withhold shares of common stock, having a fair market value equal to the amount required to be withheld. All awards under this Plan are intended to be exempt from, or to satisfy, the requirements of Section 409A of the Code, and to the maximum extent permitted by law the Plan and all award agreements shall be so interpreted and administered. Without limiting the generality of the foregoing, if any participant is a “specified employee” at the time that he incurs a “separation from service”, as both such terms are defined by Section 409A, any amount that becomes payable to such participant by reason of such separation from service that constitutes a form of deferred compensation subject to Section 409A shall not be paid until the earlier of the first day of the seventh month following the month that includes the separation from service or the date of the participant’s death. Notwithstanding the foregoing, in no event shall the Company, the members of the Committee, or any other person have any obligation to indemnify or reimburse any participant for any additional taxes or penalties imposed on such participant by reason of Section 409A.

19. Duration, Amendment and Termination.    No award shall be granted more than ten years after the date of adoption of this Plan by the Board of Directors; provided, however, that the terms and conditions applicable to any award granted on or before such date may thereafter be amended or modified by mutual agreement between DeVry and the participant, or such other person as may then have an interest therein. The Board of Directors or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, no such action, and no amendment or modification of an award, shall reduce the amount of any existing award or change the terms and conditions thereof in a manner that is adverse to the interests of the participant, without the participant’s consent, except as otherwise permitted. No amendment to the Plan that is material, within the meaning of New York Stock Exchange listing requirements or other applicable law, shall be made without stockholder approval.

20. Fair Market Value.    The fair market value of DeVry’s common stock at any time shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation.

21. Other Provisions.

(a) Any award under the Plan may also be subject to other provisions (whether or not applicable to an award granted to any other participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of common stock after exercise or vesting of awards, forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of an award for such period and upon such terms as the Committee shall determine.

(b) In the event any award under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.

(c) The Committee, in its sole discretion, but subject to the requirements of Section 409A of the Code, may permit or require a participant to have amounts or shares of common stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan (other than a Stock Option or SAR) credited to a deferred compensation or stock unit account established for the participant by the Committee on the Company’s books of account.

22. Governing Law.    The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).

23. Stockholder Approval.    The Plan was adopted by the Board of Directors on May 15, 2013, subject to stockholder approval. The Plan and any awards granted thereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders; provided, however, that to the extent that any such award could have been made under the terms of the 2005 Plan, such award shall remain in effect and be treated as having been made under the 2005 Plan.

DEVRY INC. 3005 HIGHLAND PARKWAY DOWNERS GROVE, IL 60515

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M62746-P43205	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DEVRY INC.		For All ☐	Withhold All ☐	For All Except ☐		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR all of the nominees listed in Item 1. Vote on Directors
1. Election of Directors
Nominees: Class I (2015)
01)	Connie R. Curran
02)	Daniel Hamburger
03)	Ronald L. Taylor

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2. Ratification of selection of PricewaterhouseCoopers LLP as independent registered public accounting firm.							☐	☐	☐

3. Approval of an amendment to our Restated Certificate of Incorporation to change our name to “DeVry Education Group Inc.”							☐	☐	☐

4. Approval of the DeVry Inc. Incentive Plan of 2013.							☐	☐	☐

5. An advisory vote on the approval of compensation of our named executive officers.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.				☐	☐

				Yes	No

Please date and sign below exactly as your name(s) appear(s) hereon. Joint owners should all sign. When signing in a representative capacity (such as for an estate, trust, corporation or partnership), please indicate title or capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M62747-P43205

PROXY	DeVry Inc.	PROXY

Annual Meeting of Shareholders

November 6, 2013 9:00 AM

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Gregory S. Davis and Timothy Wiggins as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common Stock of DeVry Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, November 6, 2013 at 9:00 a.m. Central Standard Time at DeVry University’s location at 225 West Washington St., Chicago, Illinois 60606, and all adjournments thereof.

The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted “FOR ALL” in Item 1, and “FOR” Items 2, 3, 4 and 5.

The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED PREPAID ENVELOPE.

(Continued and to be signed on reverse side.)